LOAN AGREEMENT

by and between

NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY

and

SOUTH JERSEY GAS COMPANY

Dated as of April 1, 2006

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TABLE OF CONTENTS

ARTICLE I

DEFINITIONS AND INTERPRETATION

                                                                                    Page
Section 1.01.	Definitions............................................................................................................................................................................................	3
Section 1.02.	Interpretation and Construction...........................................................................................................................................................	10

ARTICLE II

THE LOAN

Section 2.01.	Lending Clauses.................................................................................................................................................................................	12
Section 2.02.	Payment of Loan.................................................................................................................................................................................	13
Section 2.03.	Other Amounts Payable....................................................................................................................................................................	14
Section 2.04.	Manner of Payment; Assignment....................................................................................................................................................	15
Section 2.05.	Options to Prepay the Loan or any additional loan......................................................................................................................	16
Section 2.06.	Effective Date and Term; Obligation Unconditional.....................................................................................................................	16
Section 2.07.	Cancellation at Expiration of Term...................................................................................................................................................	17
Section 2.08.	Security Clauses.................................................................................................................................................................................	17
Section 2.09.	Representations..................................................................................................................................................................................	17
Section 2.10.	Standby Purchase Agreement; Alternate Liquidity Facility........................................................................................................	21
Section 2.11.	Obligation to Prepay..........................................................................................................................................................................	23

ARTICLE III

THE PROJECT

Section 3.01.	Issuance of 2006 Bonds....................................................................................................................................................................	24
Section 3.02.	Disbursements from the Construction Fund.................................................................................................................................	24
Section 3.03.	No Liability of Authority or Trustee...............................................................................................................................................	25
Section 3.04.	Establishment of Completion Date..................................................................................................................................................	25
Section 3.05.	Borrower Required to Pay if Construction Fund Insufficient.....................................................................................................	26
Section 3.06.	Issuance of Additional Bonds.........................................................................................................................................................	26
Section 3.07.	Preservation of Corporate Existence, Business and Property.....................................................................................................	27
Section 3.08.	Insurance Required............................................................................................................................................................................	27
Section 3.09.	General Requirements Applicable to Insurance.............................................................................................	28
Section 3.10.	Payment of Taxes, etc........................................................................................................................................................................	28

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Section 3.11.	Compliance with Applicable Laws..................................................................................................................................................	29
Section 3.12.	Covenant with Respect to the Insurer............................................................................................................................................	29
Section 3.13.	Financial Statements..........................................................................................................................................................................	30
Section 3.14.	Transfer of Project Facilities.............................................................................................................................................................	30
Section 3.15.	Cost Recovery....................................................................................................................................................................................	30
Section 3.16.	Covenant by Company as to Compliance with Indenture...........................................................................................................	30
Section 3.17.	Investment of Bond Fund and Rebate Fund Moneys.................................................................................................................	30

ARTICLE IV

PARTICULAR COVENANTS

Section 4.01.	Access to the Project and Inspection.............................................................................................................................................	32
Section 4.02.	Further Assurances and Corrective Instruments..........................................................................................................................	32
Section 4.03.	Recording and Filing; Other Instruments.......................................................................................................................................	32
Section 4.04.	Compliance with Code, Arbitrage and Rebate Regulations........................................................................................................	33
Section 4.05.	Administrative Expenses..................................................................................................................................................................	38
Section 4.06.	Indemnity Against Claims................................................................................................................................................................	38
Section 4.07.	Indemnification of the Authority and the Trustee.......................................................................................................................	39
Section 4.08.	Additional Information......................................................................................................................................................................	40
Section 4.09.	Maintain Existence.............................................................................................................................................................................	41
Section 4.10.	Use of Project.....................................................................................................................................................................................	41
Section 4.11.	Change in Location............................................................................................................................................................................	42
Section 4.12.	Additional Reporting Requirements...............................................................................................................................................	42
Section 4.13.	Observe Laws.....................................................................................................................................................................................	42
Section 4.14.	Number of Employees.......................................................................................................................................................................	42
Section 4.15.	Authority Consent to Sale of Assets.............................................................................................................................................	42
Section 4.16.	Approval of Tenants by the Authority..........................................................................................................................................	43
Section 4.17.	Continuing Disclosure......................................................................................................................................................................	43
Section 4.18.	Brokerage Fee.....................................................................................................................................................................................	43
Section 4.19.	Assignment of Loan Agreement.....................................................................................................................................................	43
Section 4.20.	Compliance with the Affirmative Action and Prevailing Wage Requirements.........................................................................	44

ARTICLE V

EVENTS OF DEFAULT AND REMEDIES

Section 5.01.	Events of Default...............................................................................................................................................................................	45
Section 5.02.	Remedies on Default..........................................................................................................................................................................	46
Section 5.03.	No Duty to Mitigate Damages.........................................................................................................................................................	47
Section 5.04.	Remedies Cumulative........................................................................................................................................................................	47
Section 5.05.	Exercise of Remedies.........................................................................................................................................................................	47
Section 5.06.	Agreement to Pay Reasonable Attorneys Fees and Expenses...................................................................................................	47
Section 5.07.	No Additional Waiver Implied by One Waiver.............................................................................................................................	48
Section 5.08.	Specific Performance.........................................................................................................................................................................	48

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ARTICLE VI

CONDITIONS OF LENDING

Section 6.01.	Opinion of Counsel for the Borrower..............................................................................................................................................	49
Section 6.02.	Opinion of Bond Counsel.................................................................................................................................................................	49
Section 6.03.	Loan and Other Documents.............................................................................................................................................................	49
Section 6.04.	Legal Matters......................................................................................................................................................................................	50
Section 6.05.	Bond Issuance Fee............................................................................................................................................................................	50

ARTICLE VII

MISCELLANEOUS

Section 7.01.	Notices.................................................................................................................................................................................................	51
Section 7.02.	Amendments.......................................................................................................................................................................................	52
Section 7.03.	Expenses and Fees.............................................................................................................................................................................	52
Section 7.04	Concerning Successors and Assigns.............................................................................................................................................	52
Section 7.05.	Benefit of and Enforcement by Bondholders................................................................................................................................	52
Section 7.06.	Prior Agreements Superseded.........................................................................................................................................................	53
Section 7.07.	Execution of Counterparts................................................................................................................................................................	53
Section 7.08.	Date of Loan Agreement for Identification Purposes Only; Effective Date.............................................................................	53
Section 7.09.	Laws Governing Loan Agreement...................................................................................................................................................	53
Section 7.10.	Parties Interested Herein...................................................................................................................................................................	53
Section 7.11.	Assignment of Lending Documents...............................................................................................................................................	54
Section 7.12.	Further Assurances and Corrective Instruments..........................................................................................................................	54
Section 7.13.	No Recourse to Stockholders, Directors, Officers, etc.................................................................................................................	54

Exhibit A	Description of First Mortgage Bond
Exhibit B	Form of Borrower's Completion Certificate
Exhibit C	Form of Requisition
Exhibit D	Addendum to Construction Contract
Exhibit E	Affirmative Action Certificate
Exhibit F	Completion Certificate

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LOAN AGREEMENT

THIS LOAN AGREEMENT dated as of April 1, 2006 by and between the NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY (the "Authority"), a public body corporate and politic constituting an instrumentality of the State of New Jersey (the "State"), and SOUTH JERSEY GAS COMPANY, a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey (the "Borrower") (capitalized terms not defined in the preambles hereto are defined in Section 1.01 herein).

W I T N E S S E T H T H A T :

WHEREAS, the New Jersey Economic Development Authority Act, constituting Chapter 80 of the Pamphlet Laws of 1974 of the State of New Jersey (the "State") approved August 7, 1974, as amended and supplemented (the "Act"), declares it to be in the public interest and to be the policy of the State to foster and promote the economy of the State, increase opportunities for gainful employment and improve living conditions, assist in the economic development or redevelopment of political subdivisions within the State, and otherwise contribute to the prosperity, health and general welfare of the State and its inhabitants by inducing manufacturing, industrial, commercial, recreational, retail, service and other employment promoting enterprises to locate, remain or expand within the State by making available financial assistance; and

WHEREAS, the Authority was created to implement the purposes of the Act, and the Legislature has determined and declared as a matter of express legislative determination that the authority and powers conferred upon the Authority under the Act and the expenditure of moneys pursuant thereto constitute a serving of a valid public purpose and that the enactment of the provisions set forth in the Act is in the public interest and for the public benefit and good; and

WHEREAS, the Authority, to accomplish the purposes of the Act, is empowered to extend credit or make loans to any Person for the planning, designing, acquiring, constructing, reconstructing, improving, equipping and furnishing of a project for which credits or loans may be secured by loan agreements, security agreements, mortgages, leases, contracts and any other instruments, upon such terms and conditions as the Authority shall deem reasonable, and to require the inclusion in any loan agreement, security agreement, mortgage, lease, contract, and any other instrument, such provisions for the construction, use, operation and maintenance and financing of a project as the Authority deem necessary or desirable and to enter into contracts via respect to the planning, designing, financing, construction, reconstruction, improvement, equipping, furnishing, operation and maintenance of a project, for such consideration and upon such terms and conditions as the Authority may determine to be reasonable; and

WHEREAS, in furtherance of the purposes of the Act and as an inducement to the Borrower to undertake financing the design, purchase and construction of natural gas pipelines and ancillary and related facilities servicing the Borrower’s customers in the County of Atlantic and the County of Cape May, State of New Jersey (the “Project” or the “Project Facilities”), the Authority has duly accepted the application of the Borrower for assistance in the financing of the Project by a resolution adopted July 12, 2005 (hereinafter the "Preliminary Resolution");

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WHEREAS, the Authority has, by virtue of a Bond Resolution adopted February 14, 2006 (the "Bond Resolution"), duly authorized the issuance of its Natural Gas Facilities Revenue Bonds, Series 2006-1 (South Jersey Gas Company Project) in the aggregate principal amount not to exceed $25,000,000 (the "2006 Bonds") to provide funds for the making of a loan to the Borrower in order to finance a portion of the costs of the Project; and

WHEREAS, pursuant to the Bond Resolution, the 2006 Bonds shall be issued in accordance with, and secured as provided in, an Indenture of Trust (the "Indenture") dated as of April 1, 2006 by and between the Authority and The Bank of New York, as Trustee; and

WHEREAS, the 2006 Bonds shall be special limited obligations of the Authority, payable solely from the revenues or other receipts, funds or moneys to be derived by the Authority under this Loan Agreement or the Indenture, including the liquidation of collateral pledged by the Borrower as security for its performance hereunder; and

WHEREAS, the Borrower concurrently herewith has agreed to deliver to the Authority its Medium Term Notes, (the “Initial Medium Term Notes”) Series C, 2006-1 and with any Medium Term Notes issued in an conjunction with any Additional Bonds, the “Medium Term Notes”) in accordance with the terms of this Loan Agreement; and

WHEREAS, the execution and delivery of this Loan Agreement have been duly authorized by the Authority, and all conditions, acts and things necessary and required by the Constitution and statutes of the State or otherwise to exist, to have happened, or to have been performed precedent to and in the execution and delivery of this Loan Agreement and in the issuance of the 2006 Bonds authorized in the Indenture, do exist, have been done and have been performed in regular form, time; and

WHEREAS, Financial Guaranty Insurance Company (the “Insurer”) is to issue its Bond Insurance Policy for the 2006 Bonds to guarantee payment of the principal of the 2006 Bonds upon the stated maturity thereof, the redemption price of the 2006 Bonds upon certain mandatory redemptions and interest on the 2006 Bonds as the same accrues and becomes due and payable.

NOW, THEREFORE, for and in consideration of the premises and of the mutual representations, covenants and agreements herein set forth, the Authority and the Borrower, each binding itself, its successors and assigns, do mutually promise, covenant and agree as follows provided that in the performance of the agreements of the Authority herein contained, any obligation it may incur for the payment of money shall not be an obligation, debt or liability of the State or any political subdivision thereof and neither the State nor any such political subdivision shall be liable on any obligation so incurred, but any such obligation shall be payable solely out of the revenues or other receipts, funds or moneys to be derived by the Authority under this Loan Agreement or the Indenture, including the liquidation of collateral pledged by the Borrower as security for its performance hereunder.

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ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1 Definitions. In addition to the words and terms elsewhere defined in this Loan Agreement the following words and terms shall have the following meanings, unless a different meaning clearly appears from the context (capitalized terms used herein and not defined shall have the meanings given thereto in the Indenture):

"Act" means The New Jersey Economic Development Authority Act, constituting Chapter 80 of the Pamphlet Laws of 1974 of the State, as amended and supplemented.

"Additional Medium Term Note" means any additional notes issued to the Authority or Trustee by the Borrower pursuant to the Note Indenture to evidence the obligation of the Borrower to pay amounts borrowed from the Authority from the proceeds of Additional Bonds.

"Affirmative Action Program" shall mean the provisions of the Act, the resolutions, rules and regulations of the Authority, as adopted, amended and supplemented from time to time, requiring that the Borrower and all Contractors make a good faith effort to hire minority workers or to cause minority workers to be hired for employment in performance of Construction Contracts in fulfillment of the minority employment goals fixed by Authority, and that the Borrower and all Contractors file such certificates, reports, and records and to do other prescribed acts as are necessary to demonstrate or assure compliance.

“Alternate Liquidity Facility” means a liquidity facility or facilities provided in accordance with Section 2.10 hereof, other than a Substitute Standby Purchase Agreement, including, without limitation, a line of credit of a commercial bank or a liquidity facility from a financial institution, or a combination thereof, the administrative provisions of which are acceptable to the Trustee, or any other liquidity agreement or mechanism arranged by the Company (which may involve a line of credit or other liquidity facility), the administrative provisions of which are acceptable to the Trustee, which provides liquidity for payment of the purchase price of Bonds delivered to the Trustee. An Alternate Liquidity Facility may have an expiration date earlier than the maturity of the Bonds.

"Application" means the application for financial assistance submitted by the Borrower to the Authority with respect to the Project and any amendments as on file at the Authority's offices.

"Authority" means the New Jersey Economic Development Authority, a public body corporate and politic constituting an instrumentality of the State duly organized and existing under the laws of the State exercising public and essential governmental functions and any body, board, authority, agency or other political subdivision or instrumentality of the State which shall hereafter succeed to its powers, duties and functions.

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"Authorized Representative" means, in the case of the Authority, any member, officer or employee thereof, duly authorized by the Authority in the Bond Resolution to act on its behalf, or in the case of the Borrower, any Person duly authorized in writing to act on behalf of the Borrower.

"Bond Counsel" shall mean an attorney or firm of attorneys of nationally recognized standing on the subject of municipal bonds appointed by the Authority or the Borrower.

"Bond Fund" shall have the meaning ascribed to that term in the Indenture.

"Bond Insurance Policy" shall mean the Bond Insurance Policy issued by Financial Guaranty Insurance Company.

"Bond Proceeds" shall mean the amount paid to the Authority by the Underwriters as the purchase price of the Bonds, and interest income earned thereon.

"Bond Purchase Agreement" means the Bond Purchase Agreement dated April 19, 2006 among the Authority, the Borrower and the Underwriters relating to the sale of the 2006 Bonds.

"Bond Resolution" means the resolution of the Authority, adopted and entitled "Resolution Authorizing the Issuance and Sale of Natural Gas Facilities Revenue Bonds, Series 2006-1 (South Jersey Gas Company Project) of the New Jersey Economic Development Authority in an Aggregate Principal Amount Not to Exceed $25,000,000 and Authorizing and Approving the Execution and Delivery of a Loan Agreement and Related Instruments Annexed Thereto, an Indenture of Trust and Related Instruments Annexed Thereto, a Bond Purchase Agreement and Related Instruments Annexed Thereto, an Official Statement and Related Instruments Annexed Thereto and Determining Other Matters in Connection Therewith."

"Bond Year" when used in the context of the rebate requirement imposed under Section 148(f) of the Code means, with respect to the first Bond Year, the period beginning on the date of issuance of the Bonds, i.e., the date of initial delivery of the Bonds in exchange for the issue price from the Underwriter, and ending on the date one (1) year later or the close of business of such earlier date selected by the Authority at the direction of the Borrower which is the last day of a compounding interval used in computing the Yield on the Bonds. Each subsequent Bond Year begins on the day after the expiration of the preceding Bond Year.

“Bond” or “Bonds” means any bond or bonds of the Authority authenticated and delivered pursuant to the Indenture, consisting of the 2006 Bonds, any Additional Bonds and any bonds issued in lieu of or substitution therefor (including, without limitation, Bank Bonds).

"Borrower" means South Jersey Gas Company, a corporation duly organized, validly existing and in good standing under the laws of the State, and its successors and assigns.

"Borrower's Completion Certificate" shall mean a certificate executed by the Borrower in conformity with Section 3.04 hereof .

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"Business Day" means any day other than (i) a Saturday or Sunday, (ii) a day on which commercial banks in New York, New York, or the city or cities in which are located the principal corporate trust offices of the Trustee, the Tender Agent, the Remarketing Agent, the designated officer of the Broker-Dealers and the Auction Agent, and the office of the Agent Bank or the Agent Obligor on an Alternate Liquidity Facility at which demands for payment under the Liquidity Agreement are to be presented are authorized by law or executive order to close or (iii) a day on which the New York Stock Exchange, Inc. is closed.

"Closing Date" means April 20, 2006.

"Code" means the Internal Revenue Code of 1986, as amended. Each reference to a section of the Code herein shall be deemed to include the United States Treasury Regulations, including temporary and proposed regulations relating to such section which are applicable to the Bonds or the use of the proceed thereof.

"Completion Date" shall mean the date of completion of the Project as stated in the Borrower's Completion Certificate described in Section 3.04 hereof.

"Construction Contract" shall mean, for purposes of the Prevailing Wage Requirements of the Authority, any contract or subcontract in the amount of $2,000 or more for construction, reconstruction, demolition, alteration, repair, or maintenance work, including painting and decorating, undertaken in connection with the Project and shall mean, for purposes of the Affirmative Action Program, any contract or subcontract for construction, reconstruction, renovation or rehabilitation undertaken in connection with the Project.

"Contractor" shall mean the principal or general contractor or contractors engaged by the Borrower in the performance of a Construction Contract.

"Contractor's Certificate and Agreement" shall mean the instrument executed by the Contractor wherein the Contractor agrees to undertake or perform such obligations and certifies as to such matters as the Authority shall require, including, without limitation, that for purposes of the Prevailing Wage Requirements all workers engaged in the performance of Construction Contracts shall be paid a wage rate not less than the Prevailing Wage Rate and that all Construction Contracts will so provide and that for purposes of the Affirmative Action Program the Contractor will make a good faith effort to hire or cause to be hired minority workers so as to meet the minority employment goals of the Affirmative Action Program and that all Construction Contracts will so provide.

"Contractor's Completion Certificate" shall mean the certificate or certificates, executed by the Contractor and any Subcontractors, upon substantial completion of Project construction, in form and substance acceptable to the Authority, wherein the Contractor or Subcontractor certifies as to such matters as the Authority shall require, including, without limitation, that the Contractor or Subcontractor has made a good faith effort to satisfy the minority employment goals established in the Affirmative Action Program and that the Contractor or Subcontractor has submitted all certificates, reports, and records required by the Authority.

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"Cost" or "Costs" means the reimbursement of or payment for items which are eligible for such reimbursement or payment pursuant to Section 3(c) of the Act.

"Counsel for the Borrower" shall mean the law firm of Cozen O’Connor, Newark, New Jersey.

"Event of Default" is a term defined in Section 5.01 of this Loan Agreement.

“First Mortgage Bonds” has the meaning set forth in Exhibit A hereto and shall include any Substituted First Mortgage Bonds as set forth in Exhibit A hereto.

"Fiscal Year" means the twelve (12) months ending December 31 in a year or such other twelve month period as the Borrower may determine by written notice to the Trustee.

"Fund" shall have the meaning ascribed to that term in the Indenture.

"Future Value" means, with respect to any payment or receipt paid or received on any date (or treated as paid or received), the value of the payment or receipt on that date increased by interest assumed to be earned and compounded at the end of each compounding interval over any specified future period using a compounding rate equal to the Yield on the Bonds and the compounding interval and financial conventions used to compute Yield on the Bonds.

"Gross Proceeds" shall have the meaning given it in Section 148(f)(6)(B) of the Code, presently including, without limitation, the original proceeds of the Bonds, investment proceeds, amounts held in a sinking fund, amounts invested in a reasonably required reserve or replacement fund (as defined in Section 148(d) of the Code), any amounts used to pay debt service on the Bonds and any amounts received as a result of investing any of the foregoing. Gross proceeds shall not include Gross Proceeds held in a Bona Fide Debt Service Fund (as defined in Section 1.148-1 of the Regulations) to the extent that the earnings on such fund do not exceed $100,000 in any one Bond Year.

"Indemnified Parties" means the Authority, the State, agencies of the State, members, agents, officers and employees and any Person who "controls" the Authority or the State (within the meaning of Section 15 of the Securities Act of 1933, as amended), the Trustee, the Paying Agent, the Registrar and the Tender Agent and directors, agents, officers and employees of the Trustee, Paying Agent, Registrar or Tender Agent.

"Indenture" or "Indenture of Trust" means the Indenture of Trust dated as of April 1, 2006 by and between the Authority and the Trustee, as the same may from time to time be amended, modified or supplemented by supplemental indentures made and entered into in accordance therewith.

"Initial Medium Term Note" mean the Medium Term Note, Series C, 2006-1 in the aggregate principal amount of $25,000,000 issued pursuant to the Note Indenture.

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“Insurance Agreement” shall mean the Insurance Agreement dated April 20, 2006 between the Company and the Insurer, and any amendments or supplements thereto.

"Insurer" shall mean Financial Guaranty Insurance Company.

“Investment” shall have the meaning set forth in Section 1.148-1(b) of the Regulations.

"Investment Obligations" shall have the same meaning ascribed to that term in the Indenture.

"Issue Date" shall mean April 20, 2006.

"Lending Documents" means this Loan Agreement and the Initial Medium Term Note; and all other documents and instruments executed in connection with either of them and delivered to the Authority, the Trustee or the Note Trustee.

"Loan" means the loan in the amount of $25,000,000 made hereunder by the Authority as lender from the proceeds of the issuance of the 2006 Bonds to the Borrower as debtor to provide financing for a portion of the cost of the Project.

"Loan Agreement" means this Loan Agreement and any amendments and supplements hereto made in conformity herewith and with the Indenture.

"Medium Term Note" shall mean any of the notes of the Borrower issued under the Note Indenture and delivered to the Authority or the Trustee pursuant to this Loan Agreement.

“Mortgage Indenture” has the meaning set forth in Exhibit A hereto and shall include any Substituted Mortgage as set forth in Exhibit A hereto.

"Net Proceeds" shall mean the Bond Proceeds less any amounts placed in a reasonably required reserve or replacement fund (as defined in Section 148(d) of the Code).

"Non-Purpose Investment" shall have the meaning set forth in Section 1.148-1(b) of the Regulations.

"Non-Purpose Obligations" shall mean any "investment property" (within the meaning of Section 148(b)(2) of the Code) which is (i) acquired with the Gross Proceeds of the Bonds and (ii) not acquired in order to carry out the governmental purpose of the Bonds.

"Note Indenture" shall mean the Indenture of Trust dated as of October 1, 1998 by and between the Borrower and The Bank of New York, as trustee, as heretofore or hereafter supplemented or amended, under which The Bank of New York is the current Trustee.

"Note Trustee" means The Bank of New York, as the present trustee under the Note Indenture, and its successors in the trusts thereby created.

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"Official Statement" means the Official Statement dated April 13, 2006 (including, without limitation, documents incorporated by reference therein) delivered in connection with the sale of the 2006 Bonds.

"Outstanding" shall have the same meaning ascribed to that term in the Indenture.

"Payment Date" means each and every date upon which the payment of interest or principal and interest is due in accordance with the payment provisions of the Bonds, or such other date as may be determined by the Trustee in accordance with Section 603(b) of the Indenture.

"Permitted Encumbrance" has the same meaning given to that term in the Note Indenture.

"Person" means one or more individuals, estates, joint ventures, joint stock companies, partnerships, associations, corporations, trusts or unincorporated organizations, and one or more governments or agencies or political subsidiaries thereof.

“Pledged Bonds” has the meaning set forth in Exhibit A hereto.

"Prevailing Wage Rate" shall mean the prevailing wage rate established by the Commissioner of the New Jersey Department of Labor and Industry from time to time in accordance with the provisions of N.J.S.A. 34:11-56.30 for the localities in which the Project is located.

"Prevailing Wage Requirements" means the requirements contained in the Authority's Prevailing Wage Regulation as set forth at N.J.A.C. 19:30-4.1 et seq.

"Proper Charge" shall mean: (i) issuance costs of the Bonds, including, without limitation, underwriter's discount, certain attorneys' fees, printing costs, initial trustee's fees and similar expenses, which shall at no time exceed two per centum (2%) of the face amount of the Bonds; or (ii) an expenditure for the Project, paid and incurred no earlier than sixty (60) days prior to July 12, 2005 as to the Project used for the acquisition or improvement of a "facility for the local furnishing of gas" within the meaning of Section 142(a)(8) of the Code, including amounts which are chargeable to the Borrower's capital account or would be so chargeable either with a proper election by the Borrower or but for a proper election by the Borrower to deduct such amount (including without limitation interest incurred prior to establishment of the Completion Date); or (iii) expenditures for the Project which, after taking into account all expenditures under (i) above, will not result in less than ninety-five per centum (95%) of the Net Proceeds of the Bonds being expended for expenditures other than those referred to in (ii) above.

"Qualified Administrative Costs" means all reasonable, direct administrative costs (other than carrying costs) such as a separately stated brokerage or selling commissions, but not legal and accounting fees, record keeping, custody and similar costs. General overhead costs and similar indirect costs of the Borrower such as employee salaries and office expenses and costs associated with computing the Rebate Amount are not Qualified Administrative Costs. In general, administrative costs are not reasonable unless they are

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comparable to administrative costs that would be charged for the same Investment or a reasonably comparable Investment if acquired with a source of funds other than gross proceeds of Tax-Exempt bonds.

"Rebate Amount" means the amount determined in accordance with Section 4.04(f) hereof.

"Rebate Expert" means any of the following chosen by the Borrower: (a) Bond Counsel, (b) any nationally recognized firm of certified public accountants, (c) any reputable firm which offers to the tax-exempt bond industry rebate calculation services and holds itself out as having expertise in that area, or (d) such other Person as is approved by Bond Counsel.

"Rebate Fund" shall have the meaning ascribed to that term in the Indenture.

"Rebate Requirement" means the cumulative amounts calculated in accordance with Section 148 (f) of the Code from the issuance date of the Bonds to any date of calculation equal to the excess of the future value, as of that date, of all receipts on nonpurpose investments (as defined in Section 148 of the Code) over the future value, as of that date, of all payments on nonpurpose investments.

"Regulations" means the Treasury Regulations promulgated pursuant to the Code.

"Related Bonds" shall have the meaning ascribed to that term in Section 2.01 hereof.

"Related Person" shall have the meaning ascribed to that term in Section 144(a)(3) or 147(a)(2) of the Code.

"Requisition Form" shall mean the form of requisition required by Section 3.02 hereof as a condition precedent to the disbursement of moneys from the Construction Fund, in the form annexed hereto as Exhibit C.

“Reserved Rights” means the rights of the Authority to (i) receive payments and notices under this Loan Agreement or any other Lending Document, (ii) to consent to any amendments, modifications or supplements to this Loan Agreement or (iii) any other Lending Document, to enforce pursuant to Article V hereof the Defaults and Remedies herein and the covenants or other provisions in this Loan Agreement under the following Sections of this Loan Agreement: 2.09(a) (Omitted Action), 2.09(b) (Taxability), 2.09(c) (Compliance With Construction Requirements), 2.09(d) (Important Inducement), 2.09(f) (Project), 2.09(g) (Compliance With Laws), 2.09(r) (No Untrue Statements), 2.11 (Obligation to Prepay), 3.02(b) (Disbursements), 3.03 (No Liability), 3.07 (Corporate Existence), 3.08 (Insurance Required), 3.09 (General Requirements Applicable to Insurance), 3.10 (Payment of Taxes), 3.11 (Compliance with Applicable Laws), 3.14 (Transfer of Project Facilities), 3.16 (Covenant by Company as to Compliance with Indenture), 4.01 (Access to the Project and Inspection), 4.02 (Further Assurance and Corrective Instruments), 4.03 (Recording and Filing; Other Instruments), 4.04 (Compliance with Code, Arbitrage and Rebate Regulations), 4.05 (Administrative Expenses), 4.06 (Indemnity Against Claims), 4.07 (Indemnification of Authority and Trustee), 4.08 (Additional Information), 4.09 (Maintain Existence), 4.10 (Use of Project), Section 4.11

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(Change in Location), 4.12 (Additional Reporting Requirements), 4.13 (Observe Laws), 4.14 (Number of Employees), 4.15 (Authority Consent to Sale of Assets), 4.16 (Approval of Tenants), 4.17 (Continuing Disclosure), 4.18 (Brokerage Fees), 4.19 (Assignment of Loan Agreement), 4.20 (Affirmative Action and Prevailing Wage), 4.21 (Mandatory Prepayment), 5.01 (Events of Default), 5.02 (Remedies), 5.03 (No Duty to Mitigate), 5.04 (Remedies), 5.06 (Agreement to Pay Attorney’s Fees and Expenses), 5.07 (No Additional Waiver), 5.08 (Specific Performance), 7.01 (Notices), 7.02 (Amendments), 7.03 (Expenses and Fees), 7.11 (Assignment of Lending Documents), and 7.12 (Further Assurances and Corrective Instruments). These Reserved Rights have been assigned to the Trustee but are also held and retained by the Authority concurrently with the Trustee and may be exercised and enforced by the Authority, whether or not the Trustee shall have exercised or shall have purported to exercise such rights and remedies, without limiting the obligation or the right of the Trustee to do so.

"State" means the State of New Jersey.

"Subcontractor" shall mean any Person engaged by a Contractor or a Subcontractor in the performance of any Construction Contract.

"Substantial User" means a substantial user within the meaning of Section 147(a)(1) of the Code.

"Tender Agent" shall have the meaning ascribed to that term in the Indenture.

"Term" when used with reference to this Loan Agreement, means the term of this Loan Agreement determined as provided in Section 2.06 hereof.

"Trustee" means The Bank of New York and its successors hereafter appointed in the manner provided in the Indenture.

"Underwriters" means A.G. Edwards & Sons, Inc., UBS Securities LLC and Wachovia Bank, National Association.

"Yield" shall mean a yield as shall be determined under Sections 1.148-4 and 1.148-5 of the Regulations, as applicable.

"Yield Reduction Payments" means payments made to the United States with respect to any Nonpurpose Investment allocated to the Bonds that (i) are paid at the same time and the same manner as Rebate Amounts are required to be paid and (ii) are paid with respect to Investments that are allocable to Gross Proceeds that previously qualified for a temporary investment period that has since expired.

Section 1.2. Interpretation and Construction. In this Loan Agreement, unless the context otherwise requires:

(a) The terms "hereby", "hereof ", "hereto", "herein", "hereunder" and any similar terms, as used in this Loan Agreement, refer to this Loan Agreement, and the term "hereafter" means after, and the term "heretofore" means before, the date of original delivery of this Loan Agreement.

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(b) Words importing a particular gender mean and include correlative words of every other gender and words importing the singular number mean and include the plural number and vice versa.

(c) Words importing persons mean and include firms, associations, partnerships (including limited partnerships), trusts, corporations and other legal entities, including public or governmental bodies, as well as natural persons.

(d) Any headings preceding the texts of the several Articles and Sections of this Loan Agreement, and any table of contents or marginal notes appended to copies hereof, shall be solely for convenience of reference and shall not constitute a part of this Loan Agreement, nor shall they affect its meaning, construction or effect.

(e) All approvals, consents and acceptances required to be given or made by any person or party hereunder shall not be withheld unreasonably.

(f) All notices to be given hereunder shall be given in writing and, unless a certain number of days is specified, within a reasonable time.

          (g)  If any clause, provision or Section of this Loan Agreement shall be ruled invalid by any court of competent jurisdiction, the invalidity of such clause, provision or Section shall not affect any of the remaining provisions hereof.

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ARTICLE II

THE LOAN

Section 2.01. Lending Clauses. (a) Subject to the conditions and in accordance with the terms of this Loan Agreement, (i) the Authority shall make the Loan to the Borrower in the amount of $25,000,000 from the proceeds of the sale of the 2006 Bonds to finance the cost of the Project, and (ii) the Borrower shall borrow from the Authority said amount.

(b) The Loan shall be made at the time of delivery of the 2006 Bonds. As and for the Loan the Authority shall deposit the proceeds of the 2006 Bonds as follows:

(i)     proceeds in an amount equal to accrued interest, if any, on the 2006 Bonds shall be deposited in the Bond Fund; and

(ii)     all remaining proceeds of the 2006 Bonds shall be deposited into the Construction Fund as provided in Section 3.02 hereof.

Such proceeds shall be held, invested, and disbursed as provided herein and in the Indenture on the terms and conditions therein prescribed.

(c) To secure the Loan and any additional loans, the Borrower shall execute and deliver non-negotiable Medium Term Notes pursuant to the terms and conditions below. The form and nature of the Medium Term Notes to be delivered by the Borrower are set forth or described in Exhibit A attached hereto and the Medium Term Notes shall be in substantially such form, with such variations in principal amounts, interest rates, interest payment and maturity dates and prepayment or redemption provisions as may be necessary to correspond to such provisions of the Bonds attributable thereto and issued by the Authority.

The Medium Term Notes shall:

(i)     be payable to the Trustee, as the assignee of the Authority, registered in the name of the Trustee and be non-transferable except to a successor Trustee;

(ii)     be issued in a principal amount equal to the principal amount of the 2006 Bonds (for the Initial Medium Term Note) or any Additional Bonds (for any additional Medium Term Notes) (the "Related Bonds");

(iii)     provide for payments of interest equal to the payments of interest on the Related Bonds, except that the Borrower shall receive a cash credit against its interest obligations equal to (i) accrued interest on the Related Bonds deposited with the Trustee at the time of issuance of the Related Bonds and (ii) such other moneys held at the time of such interest or Bond Payment Date by the Trustee in the Bond Fund and available for the payment of interest on such Related Bonds;

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(iv)     require payments of principal, or principal plus, if applicable, a premium and purchase price, corresponding to such payments on the Related Bonds;

(v)     contain redemption provisions, or provisions in respect of the acceleration or prepayment of principal and premium, if any, equivalent to the redemption provisions of the Related Bonds; and

(vi)     require all regularly scheduled payments on such Medium Term Notes to be made no later than the date on which a corresponding payment is due on the Related Bonds.

Section 2.02. Payment of Loan. (a) Principal on the Loan and any additional loan shall be paid by the Borrower on the dates and in the amounts provided in the 2006 Bonds or any Additional Bonds. Interest on the unpaid balance of the Loan shall be payable at the times stated in the 2006 Bonds or any Additional Bonds at the interest rates per annum as provided or referred to therein. Notwithstanding any provisions of the Medium Term Notes, the obligation of the Borrower to make payments equal to the Authority’s obligations on the Bonds and under the Indenture, as set forth in paragraphs (a) through (f) of this Section 2.02 inclusive, shall survive until all payments under the Bonds and the Indenture have been paid or discharged. Payments on the Medium Term Notes will be allocated to those Funds created by the Indenture, as set forth in the Indenture.

(b) Payments on the Loan under this Section shall be sufficient to pay the total amount of interest or interest and principal and, if applicable Redemption Price and purchase price, payable on the Bonds on the next succeeding Payment Date. If, for any reason, amounts paid to the Trustee by the Company hereunder or under the Medium Term Notes, together with other moneys held by the Trustee and then available, would not be sufficient to make payments of principal or Redemption Price of, and interest on, the Bonds when such payments are due, the Borrower shall immediately pay the amounts required from time to time to make up any such deficiency.

(c) The Borrower shall have the option to make or cause to be made payments designated as and representing advance loan payments on the Medium Term Notes under and pursuant to the procedure set forth in Section 2.05 hereof to the Trustee for deposit in the Bond Fund in accordance with the Indenture and the redemption provisions of the Bonds. Such payments shall not in any way alter or suspend any obligations of the Borrower under the terms of this Loan Agreement except to the extent that such payments shall result in a credit against payments hereunder or on the Medium Term Notes as provided in this Section or the retirement of principal amounts of the Bonds pursuant to the provisions thereof. Payments made pursuant to this Section 2.02(c) shall be applied as provided in Section 2.05 hereof.

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(d) Other than advance loan payments on the Medium Term Notes pursuant to Section 2.02(c), which shall be applied as set forth or referred to therein, any amount at any time held in the Bond Fund by the Trustee shall (to the extent available therefor) be credited against the next succeeding payment hereunder or on the Medium Term Notes that are to be paid to the Bond Fund and shall reduce the payment required to be made by the Borrower to the extent such amount is not required for the payment of the Bonds as set forth in Section 404 of the Indenture or principal portions thereof theretofore matured or called for redemption and past due interest in all cases where such Bonds have not been presented for final payment. If at any time, the amount held by the Trustee in the Bond Fund shall be sufficient to pay at the times required the principal or Redemption Price, if applicable, of and interest on the Bonds then remaining unpaid, the Borrower shall not be obligated to make any further payments under the foregoing provisions.

(e) If the Borrower should fail to make any of the payments when due under the foregoing provisions of this Section, the item or installment so in default shall continue as an obligation of the Borrower until the amount in default shall have been fully paid, and the Borrower agrees to pay the same with interest thereon at the relevant rate per annum on the Related Bonds until paid.

(f) Any additional loan shall be made at the time of delivery of Additional Bonds and receipt of payment therefor by the Authority, against receipt by the Authority of the documents required as a condition of the issuance of Additional Bonds. The Authority shall deposit the proceeds of any Additional Bonds as shall otherwise be provided for in a resolution of the Authority, except that proceeds in an amount equal to accrued interest, if any, shall be deposited into a particular Fund created at such time by the Indenture, as amended and supplemented. Such proceeds shall be held, invested and disbursed as provided herein and in the Indenture on the terms and conditions therein prescribed.

(g) At the time any Bonds cease to be Outstanding (other than by reason of the payment of Medium Term Notes or by reason of the payment of principal of or interest on the Bonds by the Insurer and other than those Bonds in lieu of or in exchange or substitution for which other Bonds shall have been authenticated and delivered), the Authority shall cause the Trustee to surrender to the Note Trustee a corresponding principal amount of Medium Term Notes related to the Bonds that cease to be Outstanding bearing interest at the same rate and maturing on the same date as such Bonds.

Payments of principal of or premium, if any, or interest on, the Bonds with moneys held under the Indenture for such payment shall be deemed to be like payments with respect to the Medium Term Notes. Whenever payment or provision therefor has been made in respect of the principal of or premium, if any, or interest on all or any portion of the Bonds in accordance with the Indenture (whether at maturity or upon redemption or acceleration), the Medium Term Notes shall be deemed paid to the extent such payment or provision therefor has been made and is considered to be a payment of principal, premium or interest on the Bonds. If the Bonds or any portion thereof are thereby deemed paid in full, Medium Term Notes in a principal amount equal to the principal amount of such Bonds so deemed to be paid shall be cancelled and returned to the Borrower.

    Section 2.03. Other Amounts Payable. (a) The Borrower will pay in immediately available funds to the Tender Agent, on or before 12:00 p.m., New York City time, on each day on which a payment of purchase price of a Bond which has been tendered for optional or mandatory tender shall become due, an amount which, together with other moneys held by the

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Tender Agent under the Indenture and available therefor, will enable the Tender Agent to make such payment in full in a timely manner, provided that the obligation of the Borrower to make any payment under this paragraph 2.03(a) on account of such tender, shall be deemed to be satisfied and discharged to the extent of the corresponding payment made by a purchaser of said Bond in connection with a remarketing or by a Bank to the Tender Agent under a Standby Purchase Agreement or by an Obligor on an Alternate Liquidity Facility to the Tender Agent under such Alternate Liquidity Facility.

(b) Except as otherwise permitted by Section 2.10 hereof, the Borrower shall provide for the payment of the purchase price of a Bond which has been tendered for optional or mandatory tender, by providing a Standby Purchase Agreement or an Alternate Liquidity Facility, as the case may be, to the Trustee. The Borrower hereby irrevocably authorizes and directs the Trustee to take such actions as may be necessary in accordance with the provisions of the Indenture and a Standby Purchase Agreement or an Alternate Liquidity Facility to obtain the moneys necessary to pay the purchase price for Bonds if and when due.

(c) The Borrower hereby further expressly agrees to pay the reasonable compensation and expenses of the Authority, the Trustee, the Tender Agent, the Registrar, the Auction Agent and the Paying Agent under the Indenture, including all reasonable costs and expenses of redeeming the Bonds thereunder.

Section 2.04. Manner of Payment; Assignment. (a) The payments provided for in Section 2.02(a) through (f) hereof shall be paid in immediately available funds, in sufficient time to provide for the timely payment of the Related Bonds, directly to the Trustee for the account of the Authority and shall be deposited in the Bond Fund as provided in the Indenture. The payments due pursuant to Section 2.03(a) shall be paid in immediately available funds no later than the time specified in Section 2.03(a) directly to the Tender Agent and deposited in the Bond Tender Purchase Sub-Account. The additional payments provided for in Section 2.03(c) shall be paid directly to the Trustee or the Authority for its own use or disbursement to the Tender Agent, Registrar, Auction Agent or the Paying Agents, as the case may be.

(b) All payments made by the Borrower with respect to the principal, premium, if any, and interest due on the Medium Term Notes shall be assigned to the Trustee for payment of its Related Bonds.

(c) The Borrower agrees that the obligation of the Borrower to make the payments in Section 2.02(a) through 2.02(f) and payments to the Tender Agent under Section 2.03(a) hereof and to make the other payments on the Medium Term Notes shall be absolute, irrevocable and unconditional and shall not be subject to cancellation, termination or abatement, or to any defense other than payment, or to any right of setoff, counterclaim or recoupment arising out of any breach under this Loan Agreement or the Indenture or otherwise by the Borrower, the Trustee, the Auction Agent, the Tender Agent, the Remarketing Agent, the Insurer, any Bank, the Agent Bank (or any Obligor on an Alternate Liquidity Facility and the Agent Obligor on an Alternate Liquidity Facility, as the case may be) or any other party, or out of any obligation or liability at any time owing to the Borrower by the Authority, the Trustee, the Auction Agent, the Remarketing Agent, the Insurer, any Bank, the Agent Bank (or any Obligor on an Alternate Liquidity Facility and the Agent Obligor on

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an Alternate Liquidity Facility, as the case may be) or any other party, or out of any failure or inability of the Tender Agent for any reason to realize under or upon a Standby Purchase Agreement or an Alternate Liquidity Facility provided by the Borrower under Section 2.10 hereof, and, further, that the payments described in Section 2.02(a) through 2.02(f) and the other payments due hereunder and on the Medium Term Notes shall continue to be payable at the times and in the amounts herein and therein specified whether or not the Project, or any use thereof, shall have been destroyed by fire or other casualty, or title thereto, or the use thereof, shall have been taken by the exercise of the power of eminent domain, and that there shall be no abatement of or diminution in any such payments by reason thereof, whether or not the Project, or any of them, shall be used or useful and whether or not any applicable laws, regulations or standards shall prevent or prohibit the use of the Project or for any other reason.

Section 2.05. Options to Prepay the Loan or any additional loan. The Borrower shall have, and is hereby granted, the option to prepay the Loan or any additional loan in full or in part but only in accordance with the redemption provisions of the Medium Term Notes being so redeemed. With respect to each exercise of its option to prepay the Loan or any additional loan by redeeming the Medium Term Notes, the Borrower shall deliver a written notice to the Trustee with a copy to the Authority signed by an Authorized Representative of the Borrower setting forth the amount of the redemption payment, the amount of the Bonds requested to be redeemed with such payment, and the date of redemption, which date shall be not less than thirty-five (35) days from the date the notice is delivered unless such requirement is waived by the Trustee. In the event that at said time there shall have occurred and be continuing an Event of Default, such option to prepay the Loan or any additional loan may be exercised only by prepaying the Medium Term Notes in full. Such payment must be sufficient to provide moneys for the payment of interest to accrue to the redemption date and the principal or Redemption Price, if applicable, in accordance with the terms of the Bonds Outstanding and to be redeemed with such payment. If such prepayment on the Medium Term Notes shall be in full, the Borrower shall also pay or provide for the payment of all reasonable or necessary fees and expenses of the Authority, the Trustee, the Tender Agent, the Registrar, the Auction Agent and any Paying Agent accrued and to accrue through the final payment of the Bonds being redeemed.

Section 2.06. Effective Date and Term; Obligation Unconditional. (a) This Loan Agreement shall become effective upon its execution and delivery by the parties hereto, shall remain in full force from the date of such execution and delivery and its Term shall commence on said date and, subject to the provisions hereof (including particularly this Article II, Section 4.07 and Article V), shall expire at midnight on the date the Bonds and the interest thereon and all other expenses or sums to which the Authority and the Trustee, the Tender Agent, the Registrar and any Paying Agent, the Agent Bank, the Auction Agent, each Bank and each Obligor on an Alternate Liquidity Facility as the case may be are entitled, have been fully paid and retired or provision for such payment shall have been made as provided in the Indenture. This Loan Agreement shall remain in full force and effect during the Term.

(b) The obligation of the Borrower to make the payments as provided in this Loan Agreement and to maintain the Project in accordance herewith shall be absolute and unconditional irrespective of any defense or any rights of setoff, recoupment of counterclaim it might otherwise have against the Authority, the Trustee, or any Bondholder. The

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Borrower shall not reduce, suspend or discontinue any such payment or terminate this Loan Agreement (other than in the manner provided for hereunder) for any cause, including, without limiting the generality of the foregoing, any acts of circumstances that may constitute failure of consideration, failure of title, or commercial frustration of purpose, or any damage to or destruction of the Project, or the taking by eminent domain of title to or the right of temporary use of all or any part of the Project, or any change in the tax or other laws of the United States, the State or any political subdivision of either thereof, or any failure of the Authority to perform and observe any agreement or covenant, whether express or implied, or any duty, liability or obligation arising out of or connected with this Loan Agreement. The provisions of the first and second sentences of this paragraph shall apply only if and so long as there shall be outstanding and unpaid (or not provided for) any principal and interest on the Bonds, and any other amounts owing to the Authority or the Trustee hereunder adequate provision for the payment of which pursuant to the terms hereof, including the payment of compensation and expenses of the Authority or the Trustee, shall not have been made. Furthermore, except to the extent provided in the first and second sentences of this paragraph, nothing contained herein shall be construed to prevent or restrict the Borrower from asserting any rights which the Borrower may have against the Authority under this Loan Agreement or under any provision of law.

Section 2.07. Cancellation at Expiration of Term. At the termination or expiration by acceleration or otherwise of the Term and following full payment of the Bonds and any other amounts owing to the Trustee hereunder, or provision for payment thereof and of all other fees and charges in accordance with the provisions of this Loan Agreement, the Indenture and a Standby Bond Purchase Agreement, or Alternate Liquidity Facility granting the Authority shall deliver to the Borrower any documents and take, or cause the Trustee to take, such actions as may be necessary to effectuate the cancellation of the Medium Term Notes and evidence the termination of this Loan Agreement.

Section 2.08. Security Clauses. In order to further secure payment of the Medium Term Notes according to their tenor and effect and to secure the performance by the Borrower of all of its covenants in this Loan Agreement, the Borrower grants to the Authority a first priority security interest in the Borrower's rights in and to all monies and Investment Obligations from time to time held in the Bond Fund, the Construction Fund or the Liquidity Fund. Anything in the Lending Documents to the contrary notwithstanding, any amounts held from time to time in the Rebate Fund are not pledged to secure the Bonds or available for payment of any sums due under the Lending Documents except pursuant to Section 4.04(d) hereof.

Section 2.09. Representations.

The Borrower hereby represents and warrants that:

(a) The Borrower has not taken or omitted to take and will not take or omit to take any action which action or omission will in any way cause the proceeds from the sale of the Bonds to be applied in a manner inconsistent with that provided in the Indenture and this Loan Agreement.

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(b) The Borrower has not taken or omitted to take and will not take or omit to take any action and knows of no action that any other person, firm or corporation has taken or intends to take, which would cause interest on the Bonds to be includable in the gross income of the recipients thereof other than "Substantial Users" and "Related Persons" within the meaning of the Code.

(c) In its acquisition and construction of the Project, the Borrower will comply in all material respects, and will use, its best efforts to cause the compliance by its Contractors, Subcontractors and agents, with applicable laws, rules, orders and regulations regarding equal opportunity, minimum wages and other similar employment practices.

(d) The availability of financial assistance from the Authority as provided in this Loan Agreement and in the Indenture has been an important inducement in the Borrower's ability to provide the local furnishing of natural gas and the lower interest rate available from the Loan will ultimately be passed on to consumers as a result of reduced capital costs of the Borrower.

(e) No expenses for supervision by employees of the Borrower or any officers or employees of any Related Person to the Borrower or Substantial User or Related Person and no expenses for work done by any of the foregoing persons or entities financed with the proceeds of the Bonds have been included in the cost thereof.

(f) The Project is included within the definition of a "project" in the Act. The Borrower intends to operate the Project or cause the Project to be operated as an authorized "project" under the Act during the Term of this Loan Agreement.

(g) The operation of the Project in the manner as described in this Loan Agreement and in the Application will not conflict in any material respect with any zoning, water or air pollution or other ordinance, order or regulation applicable thereto, and the Project has been designed in accordance with and will comply in all material respects with all applicable federal, State and local laws and ordinances (including rules and regulations) relating to zoning, building, safety and environmental quality.

(h) The acquisition and construction of the Project, which is being financed with the proceeds of the 2006 Bonds commenced subsequent to sixty (60) days prior to July 12, 2005, the date upon which the Authority adopted the Preliminary Resolution, and prior to such date neither the Borrower nor any Related Person to the Borrower commenced or caused to be commenced any offsite production or entered into an agreement binding the Borrower or any Related Person to the Borrower to proceed with the Project, except as set forth in the Application.

(i) No Person (or any Related Person to such Person), who was a Substantial User of the Project at any time during the five (5) year period immediately preceding July 12, 2005, and who received, directly or indirectly, proceeds of the 2006 Bonds in an amount equal to five per centum (5%) or more of the face amount of such Bonds, in payment for his interest in the Project, was a Substantial User of the Project or a Related Person to a Substantial User of the Project, at any time during the five (5) year period beginning on the day of issue of the 2006 Bonds.

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(j) The entire Project was not acquired or placed in service by the Borrower (determined in accordance with the provisions of former Treasury Regulation Section 1.103-8(a)(5)) more than one (1) year prior to the date of issue of the 2006 Bonds.

(k) The payment of interest or principal on the 2006 Bonds will not be guaranteed in whole or in part by the United States (or any agency or instrumentality thereof); nor will five percent (5%) or more of the proceeds of the 2006 Bonds be either (A) used in making loans the payment of principal or interest with respect to which are to be guaranteed (in whole or in part) by the United States (or any agency or instrumentality thereof), or (B) invested (directly or indirectly) in federally insured deposits or accounts (except for investments in Investment Obligations for an initial temporary period that is permitted under the Code until the proceeds are needed for the Project, or other investments permitted under Section 148(b)(3)(B) of the Code); nor will the payment of principal or interest on the 2006 Bonds be otherwise indirectly guaranteed (in whole or in part) by the United States (or any agency or instrumentality thereof).

(1) No portion of the proceeds of the 2006 Bonds were used to provide any airplane, skybox or other private luxury box, health club facility, facility primarily used for gambling, or store the principal business of which is the sale of alcoholic beverages for consumption off premises.

(m) The Borrower has not taken or omitted any action, the taking or omission of which has caused the Bonds when issued to fail to comply with any applicable requirements of the Code applicable to bonds issued for the local furnishing of gas as set forth in Section 142 of the Code.

(n) Less than 25% of the proceeds of the Bonds were used (directly or indirectly) for the acquisition of land (or an interest therein), and no portion of the proceeds of the Bonds were used (directly or indirectly) for the acquisition of land (or an interest therein) to be used for farming purposes.

(o) The Project consists of facilities for the local furnishing of gas within the meaning of Section 142 (a)(8) of the Code, and the gas is and will be made available to members of the general public and rates for the furnishing or sale of the gas have been established or approved by the Board of Public Utilities of the State (the agency having jurisdiction thereof); the Project does not include any office space. At least ninety-five (95%) percent of the net proceeds of the Bonds will be used to provide facilities for the local furnishing of gas.

(p) The facilities financed with the proceeds of the 2006 Bonds will be used as facilities for the local furnishing of gas.

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(q) The average maturity of the 2006 Bonds does not exceed 120 percent of the average reasonably expected economic life of the facilities comprising the Project determined in accordance with Section 147(b) of the Code.

(r) No Untrue Statements. The Lending Documents, the Application, or any other document, certificate or statement furnished to the Trustee or the Authority by or on behalf of the Borrower do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein not misleading or incomplete. It is specifically represented that the Borrower is not a party to any material litigation nor, to the best of its knowledge, is the subject of any investigation or administrative proceeding except as disclosed in the Application and the Official Statement. It is specifically understood by the Borrower that all such material statements, representations and warranties shall be deemed to have been relied upon by the Authority as an inducement to make the Loan and that if any such material statements, representations and warranties were false at the time they were made, the Authority may, in its sole discretion, consider any such misrepresentation or breach of warranty an Event of Default as defined in Section 5.01 and exercise the remedies provided for in this Loan Agreement or redeem the Bonds as set forth in Section 4.21 hereof and as set forth in paragraph (b) of "Mandatory Redemption" in the Bonds.

(s) Organization, Powers, etc. The Borrower (a) is a regulated public utility company duly organized, validly existing and in good standing under the laws of the State engaged principally in the distribution of natural gas to customers within its service area, (b) has the power and authority to own its properties and assets and to carry on its business as now being conducted (and as now contemplated by the Borrower) and (c) has the power and authority to borrow hereunder, to execute and deliver the Lending Documents and to perform all of its obligations under the Lending Documents.

(t) Execution of Lending Documents. The execution and performance of the Lending Documents by the Borrower (a) have been duly authorized by all requisite corporate action, (b) will not violate in any material respect any provision of law, rule or regulation, any order of any court or other agency of government, or any provision of any charter document or the By-Laws of the Borrower and (c) will not violate in any material respect any provision of any indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature, other than the liens created by this Loan Agreement and the Note Indenture.

(u) Litigation. Other than as disclosed in the Official Statement, there is no action, suit, or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending or, to the knowledge of the Borrower, threatened against or affecting it or any of its properties or rights which is likely to materially impair the value of the Medium Term Notes or its right to carry on business substantially as now conducted (and as now contemplated by the Borrower) or to materially and adversely affect its financial condition.

(v) Payment of Taxes. The Borrower has filed or caused to be filed all federal, state and local tax returns which are required to be filed. The Borrower has paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due, unless the Borrower is actively contesting such taxes.

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(w) No Defaults. The Borrower, to the best of its knowledge, is not in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any (material) agreement or instrument to which it is a party or by which it is bound.

(x) No Material Adverse Change. Other than as disclosed in the Official Statement, there has been no material adverse change in the financial condition or business of the Borrower from that reflected in its balance sheet dated December 31, 2005, it being understood that the Borrower's business is of a seasonal nature.

(y) Obligations of the Borrower. When executed and delivered by the Borrower, this Loan Agreement and each of the other Lending Documents will be legal, valid and binding obligations of the Borrower enforceable against it in accordance with their respective terms, subject to the qualifications that the enforcement thereof may be limited by laws relating to bankruptcy, insolvency or other similar laws affecting creditors' rights generally and by the availability of equitable remedies. It is specifically understood by the Borrower that all such statements, representations and warranties shall be deemed to have been relied upon by Authority as an inducement to make the Loan; and that if any such statements, representations or warranties were false in any material respect at the time they were made, the Authority or the Trustee may, in their sole discretion, consider any such misrepresentation an Event of Default under Section 5.01 (f) of this Loan Agreement.

Section 2.10. Standby Purchase Agreement; Alternate Liquidity Facility. Unless the Bonds bear interest at a Long-Term Rate for a Long-Term Period until the Maturity Date or at an Auction Rate, the obligation to purchase or provide funds for the purchase of tendered Bonds shall be supported by a Liquidity Agreement with terms, and from a provider, acceptable to the Insurer. In the event the Bonds are secured by a Liquidity Agreement, (a) at its option, the Borrower may at any time (with not less than twenty (20) days prior written notice received by the Trustee and copies of such notice given to the Agent Bank or the Agent Obligor on an Alternate Liquidity Facility, as the case may be, and the Remarketing Agent) for the Bonds (i) provide for the delivery to the Trustee on any Business Day of an Alternate Liquidity Facility or (ii) terminate or allow the expiration without replacement by an Alternate Liquidity Facility of the Standby Purchase Agreement or any Alternate Liquidity Facility then in effect, but only if the Borrower shall, on or before the date of delivery of the Alternate Liquidity Facility (which shall not be later than the effective date thereof) or on or before the effective date of the termination or expiration without replacement by an Alternate Liquidity Facility of the Standby Purchase Agreement or Alternate Liquidity Facility then in effect, simultaneously deliver to the Trustee (which delivery must occur prior to 9:30 a.m., New York, New York time, on the effective date of such Alternate Liquidity Facility or such termination, unless a later time on such date shall be acceptable to the Trustee):

(1) an opinion of Bond Counsel stating that the delivery of such Alternate Liquidity Facility or the termination or expiration without replacement by an Alternate Liquidity Facility of the Standby Purchase Agreement or the Alternate Liquidity Facility then in effect (i) complies with the terms hereof and (ii) will not adversely affect the Tax-Exempt status of the Bonds;

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(2) written evidence from Moody’s, if the Bonds are then rated by Moody’s and from S&P, if the Bonds are then rated by S&P, in each case to the effect that such rating agency has reviewed the proposed Alternate Liquidity Facility or the proposed termination or expiration without replacement by an Alternate Liquidity Facility of the Standby Purchase Agreement or Alternate Liquidity Facility then in effect, as the case may be, and that the delivery of the proposed Alternate Liquidity Facility or the proposed termination or expiration without replacement by an Alternate Liquidity Facility of the Standby Purchase Agreement or the Alternate Liquidity Facility then in effect will not, by itself, result in a reduction, suspension or withdrawal of such rating agency’s short term rating or ratings of the Bonds; and

(3) written evidence from the Insurer to the effect that the Insurer has reviewed the proposed Alternate Liquidity Facility or the proposed termination or expiration without replacement by an Alternate Liquidity Facility of the Standby Purchase Agreement or Alternate Liquidity Facility then in effect, as the case may be, and finds the same to be acceptable to the Insurer.

(b) The Borrower may, at its election, but only with the written consent of each Bank or each Obligor on an Alternate Liquidity Facility, as the case may be, provide for one or more Substitute Standby Purchase Agreements or one or more extensions of the Standby Purchase Agreement or Alternate Liquidity Facility then in effect, as the case may be, for the Bonds for any period commencing after its then-current expiration date.

(c) An assignment or assumption of a Bank’s interest and obligations, or any portion thereof, under a Standby Purchase Agreement shall be deemed to be the delivery of an Alternate Liquidity Facility for purposes of Section 2.10(a) hereof.

(d) Anything in this Agreement or the Indenture to the contrary notwithstanding, no Alternate Liquidity Facility or Substitute Standby Purchase Agreement may be provided pursuant to this Section 2.10 which does not provide Adequate Interest Coverage sufficient to cover the Maximum Rate for the Interest Period then in effect.

(e) The Borrower shall, within ninety (90) days of notice of a rating reduction and in accordance with the terms of any Standby Purchase Agreement or Alternate Liquidity Facility then in effect, provide for the delivery to the Trustee on any Business Day of an Alternate Liquidity Facility (with not less than twenty (20) days’ prior notice provided to the Trustee and the Remarketing Agent), if the short-term rating or ratings on the Bonds are reduced and maintained below VMIG-1 by Moody’s, if the Bonds are then rated by Moody’s or below A-1 by S & P, if the Bonds are then rated by S & P, solely as a result of the Standby Purchase Agreement or Alternate Liquidity Facility then in effect; provided, however, that such delivery of an Alternate Liquidity Facility is not required when the Bonds bear interest at an Auction Rate or a Long-Term Rate for a Long-Term Interest Period ending on the day before the Maturity Date. Any provider of a Standby Purchase Agreement or Alternate Liquidity Facility whose long-term rating falls below A- or A3 from S & P or Moody’s, respectively, shall be replaced by the Borrower at the request of the Insurer.

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Section 2.11. Obligation to Prepay. The Borrower shall be obligated to prepay in whole or in part the amounts payable hereunder as to the Bonds (or any Additional Bonds) (i) upon a determination of taxability (as described in Section 6 of the form of Bonds in the Indenture under the caption, "Special Mandatory Redemption") or (ii) (a) the Borrower has ceased to operate the Project or has caused the Project to be operated as an unauthorized project under the Act for twelve (12) consecutive months without first obtaining the written consent of the Authority, or (b) any representation or warranty of the Borrower in this Loan Agreement or in any other document furnished in connection with this Loan Agreement proves to have been false or misleading in any material respect when made, by paying an amount equal to, when added to other funds on deposit in the Bond Fund, (x) the aggregate principal amount of the Bonds Outstanding, plus accrued interest to the prepayment date plus any premium due upon redemption, plus (y) an amount of money equal to the Trustees fees and expenses under the Indenture accrued and to accrue until such redemption of such Bonds and any other amounts payable under the Indenture, plus (z) an amount of money equal to all sums due to the Authority under this Loan Agreement.

    At the time of any such prepayment of the amounts payable hereunder pursuant to this Section, the prepayment amount shall be applied, together with other Available Moneys in the Bond Fund, to the redemption of the Bonds on the date specified in the notice as provided in the Indenture, whether or not such date is an Interest Payment Date, to the Trustee’s fees and expenses under the Indenture accrued to such redemption of the Bonds, and to all sums due to the Authority under this Loan Agreement.

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ARTICLE III

THE PROJECT

Section 3.01. Issuance of 2006 Bonds. The Authority has concurrently with the execution and the delivery hereof sold and delivered the 2006 Bonds under and pursuant to the Bond Resolution and the Indenture. The proceeds of the sale of the 2006 Bonds shall be applied as provided in Section 2.01 hereof. Moneys in the Construction Fund shall be disbursed as hereinafter provided and as provided in Section 403 of the Indenture. The Authority reserves the right to request a record of all disbursements from and/or investments of the Construction Fund.

Section 3.02. Disbursements from the Construction Fund. The Authority authorizes and directs the Trustee to make disbursements of Bond Proceeds from the Construction Fund to Persons for work performed on the Project or to reimburse the Borrower for any costs and expenses of the Project and certain costs of issuing the Bonds paid by it. Each disbursement shall constitute a Proper Charge and shall be disbursed only after delivery (which may be by facsimile transmission) to the Trustee of the following:

(a) A Requisition Form signed by an Authorized Representative of the Borrower. The Requisition Form shall state: (i) the requisition number; (ii) the name and address of the Person to whom payment is to be made by the Trustee or, if the payment is to be made to the Borrower for a reimbursable advance, a summary of the Borrower's disbursements; (iii) the amount to be paid; (iv) that each obligation for which payment is sought is a Proper Charge against the Construction Fund, is unpaid or unreimbursed, and has not been the basis of any previously paid requisition; (v) if such payment is a reimbursement to the Borrower for costs or expenses incurred by reason of work performed or supervised by officers or employees of the Borrower or any of its affiliates, that the amount to be paid does not exceed the actual cost thereof to the Borrower or any of its Affiliates; (vi) that no Event of Default has occurred and is continuing under this Loan Agreement; and (vii) the Borrower has received no written notice of any lien, right to lien or attachment upon, or other claim affecting the right to receive payment of, any of the moneys payable under such Requisition Form to any of the Persons named therein or, if any of the foregoing has been received, it has been released or discharged or will be released or discharged upon payment of the Requisition Form.

(b) Prior to the first disbursement from the Construction Fund, either (i) a certificate of an Authorized Representative of the Borrower stating that for purposes of the Prevailing Wage Requirements and the Affirmative Action Program none of the moneys disbursed at any time from the Construction Fund will be used to pay for work done in performance of any Construction Contract unless prior thereto there shall be submitted to the Authority a Contractor's Certificate and Agreement or (ii) a Contractor's Certificate and Agreement executed by the Contractor; and prior to the initial disbursement from the Construction Fund for any work done in the performance of any Construction Contract, if not theretofore furnished, a Contractor's Certificate and Agreement.

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If the Authority's Office of Affirmative Action shall notify the Borrower in writing that the Contractor or a Subcontractor, if any, has not complied with the requirements of the Affirmative Action Program, there shall be retained in the Construction Fund a holdback (a "Holdback") equal to ten per centum (10%) of each sum requisitioned for payment or reimbursement for payment of a Construction Contract with such Contractor or Subcontractor for purposes of the Affirmative Action Program after receipt of such written notice from the Authority, provided, however, if any such requisitioned sum is for reimbursement of a payment by the Borrower, which payment itself was for only ninety per centum (90%) of the payment requested by the Contractor or Subcontractor pursuant to such Construction Contract then such requisitioned sum may be reimbursed without regard to the aforementioned Holdback but the remaining ten per centum (10%), when requisitioned by the Borrower, shall only be disbursed as if it had been held back initially in the Construction Fund and such disbursement thereof shall be subject to all the terms and conditions of this Section related to any Holdback. Said Holdback shall be disbursed from the Construction Fund upon compliance with the terms and conditions of this Section and either: (A) after completion of the Project (1) the execution and filing of the Contractor's Completion Certificate; (2) the execution and filing of the Borrower's Completion Certificate; and (3) receipt by the Borrower of a written notice issued by the Authority's Office of Affirmative Action that the Contractor and Subcontractors, if any, have complied with the requirements of the Affirmative Action Program; or (B) prior to completion of the Project, receipt by the Borrower of a written notice issued by the Authority's Office of Affirmative Action that the Contractor and Subcontractor, if any, have complied with the requirements of the Affirmative Action Program.

(c) Such additional documents, affidavits, certificates and opinions as the Authority or the Trustee may reasonably require; but the Authority and the Trustee shall have no obligation to require any such additional items.

Section 3.03. No Liability of Authority or Trustee. Nothing contained herein or in any documents and agreements contemplated hereby or in any other Lending Document shall impose upon the Trustee or the Authority any obligation to ensure the proper application of such disbursements by the Borrower or any other recipient thereof, and, in making such disbursements from the Construction Fund, the Trustee may rely on such Requisition Forms and proof delivered to it. The Trustee and the Authority shall be relieved of any liability with respect to making such disbursements in accordance with the foregoing.

Section 3.04. Establishment of Completion Date. Completion of the Project shall be evidenced by delivery to the Authority and the Trustee of the Borrower's Completion Certificate signed by an Authorized Representative of the Borrower stating the date of completion of the Project and that, as of such date, except for amounts retained by the Trustee at the Borrower's direction for any cost of the Project not then due and payable or, if due and payable, not then paid: (i) the Project has been completed in all material respects; (ii) the cost of all labor, services, materials and supplies used in the Project have been paid, or will be paid from amounts retained by the Trustee at the Borrower's direction for any cost of the Project Facilities not then due and payable or, if due and payable, not then paid, except for Costs which the Borrower is contesting in good faith; (iii) the Project Facilities have been installed to the Borrower's satisfaction, such Project Facilities so installed are suitable and sufficient for the efficient operation of the Project for the intended purposes and all costs and

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expenses incurred in the acquisition and installation of such equipment have been paid, or will be paid from amounts retained by the Trustee at the Borrower's direction for any cost of the Project not then due and payable or, if due and payable, not then paid; (iv) the Project is being operated as an authorized "project" under the Act and substantially as proposed in the Application; and (v) the Borrower has required in all Construction Contracts that wages paid to workers employed in the performance of such Construction Contracts be paid, or determined that such workers were paid, at a rate not less than the Prevailing Wage Rate. Upon receipt of such certificate by the Trustee, the Borrower shall direct the Trustee in writing to transfer any amounts remaining in the Construction Fund (except for amounts therein sufficient to cover Costs of the Project not then due and payable or not then paid or the Holdback required to be retained in the Construction Fund pursuant to Section 3.02 hereof unless the requirements set forth in Section 3.02 hereof for the disbursement of the Holdback from the Construction Fund have been satisfied) to the Optional Redemption Subaccount of the Bond Fund. Amounts transferred into the Optional Redemption Subaccount of the Bond Fund hereunder shall be used to redeem the Bonds on the next succeeding redemption date on which such Bonds can be redeemed without penalty or premium, pursuant to the Indenture provided that any amount in excess of the Authorized Denomination shall be applied to pay interest accrued on the Bonds on such redemption date. Amounts transferred to and held in the Optional Redemption Subaccount shall not be invested at a Yield materially higher than the Yield on the Bonds.

Section 3.05. Borrower Required to Pay if Construction Fund Insufficient. In the event the moneys in the Construction Fund available for payment of the Costs of the Project are not sufficient to pay all Costs of the Project in full, the Borrower agrees to complete the Project and to pay that portion of the Costs of the Project in excess of the moneys available therefor in the Construction Fund. The Authority and the Trustee make no warranty, either express or implied, that the moneys paid into the Construction Fund and available for payment of the Costs of the Project will be sufficient to pay all of such Costs. The Borrower agrees that if, after disbursement of all the money in the Construction Fund available for payment of Costs of the Project, the Borrower should pay any portion of the Costs of the Project pursuant to the provisions of this Section, it shall not be entitled to any reimbursement therefor from the Authority or the Trustee.

Section 3.06. Issuance of Additional Bonds. (a) Subject to the Borrower being then in compliance with the provisions of this Loan Agreement, the Authority may authorize and issue Additional Bonds for the purposes herein stated and upon the terms and conditions stated in the Indenture. Additional Bonds shall be issued, if and to the extent permitted by the Act.

(b) If the Borrower is not in default hereunder, the Authority will, on written request of an Authorized Representative of the Borrower, from time to time, use its best efforts to issue Additional Bonds in aggregate amounts as requested by the Borrower, but only if (i) the terms of such Additional Bonds, the purchase price to be paid therefor and the manner in which the proceeds therefrom are to be disbursed shall have been approved in writing by the Borrower; (ii) the Borrower and the Authority shall have entered into a supplement to this Loan Agreement reaffirming (in material respects) the representations and covenants of the Authority and the Borrower herein contained, describing the completion,

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restoration, additions, extensions, improvements or facilities, if any, to be acquired and constructed or performed, (iii) the Borrower shall have delivered to the Authority, as evidence of the additional amounts due under this Loan Agreement, a supplemental Note Indenture and additional Medium Term Notes satisfying the relevant requirements of Section 2.01 hereof in an amount sufficient to pay, as and when the same matures and becomes due, the principal or Redemption Price, if applicable, of and interest on such Additional Bonds, (iv) the Authority shall have duly adopted a supplemental Bond Resolution authorizing the issuance of such Additional Bonds and setting forth the terms thereof and describing or otherwise identifying any real or personal property to be security therefor, (v) the Authority and the Trustee shall have entered into a Supplemental Indenture, and (vi) the Authority shall have otherwise complied with the provisions of the Indenture and the Act with respect to the issuance of such Additional Bonds.

Section 3.07. Preservation of Corporate Existence, Business and Property. Except as permitted in Section 4.15 hereof, the Borrower will at all times preserve and maintain its corporate existence, rights, privileges and franchises, necessary to conduct its existing line of business as a gas utility and will preserve and protect its property used or useful in the conduct of its business and will keep such property in good repair, working order and condition, and from time to time will make, or will cause to be made, all needed and proper repairs, renewals, replacements, betterments and improvements thereto.

Section 3.08. Insurance Required. (a) The Borrower agrees that it will at all times carry such insurance covering the Project as is required by the Mortgage Indenture or the Substitute Mortgage, in the event the Mortgage Indenture shall terminate, or if the initial Mortgage Indenture is not replaced with a Substitute Mortgage, the Borrower will carry insurance in accordance with industry standards, including but not limited to insurance covering the Project and the Utility Property (as defined in the Note Indenture). The Borrower will promptly notify the Trustee in writing of any instance where any of the insurance policies required to be maintained by the Mortgage Indenture (or the Substitute Mortgage) is not in full force and effect.

(b) In addition to the foregoing, the Borrower will at a minimum, maintain general comprehensive liability insurance against claims for bodily injury, death or property damage (such coverage to include provisions waiving subrogation against the Authority) in amounts not less than $1,000,000 with respect to bodily injury to any one person, $1,000,000 with respect to bodily injury to two or more persons in any one accident and $1,000,000 with respect to property damage resulting from any one occurrence, naming the Authority as an additional insured.

(c) Each insurance policy obtained in satisfaction of the requirements of this Section 3.08:

(i)     shall be by such insurer (or insurers) as shall be financially responsible, qualified to do business in the State and of recognized standing;

(ii)     shall be in such form and have such provisions as are generally considered standard provisions for the type of insurance involved;

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(iii)     shall prohibit cancellation or substantial modification, termination or lapse in coverage by the insurer without at least 30 days prior written notice to the Authority.

(d) At all times during the term of this Loan Agreement, the Borrower shall comply with the laws of the State relating to workers compensation with respect to the Project.

(e) Each insurance policy maintained pursuant to this Section shall contain a provision that such policy shall not be cancelled unless the Trustee is notified in writing at least fifteen (15) days prior to such cancellation. The Borrower shall promptly notify the Trustee in writing of any instance where any of the insurance policies required to be maintained by this Loan Agreement are not still in force and effect.

(f) In the event the Borrower shall fail to maintain the insurance coverage required by this Loan Agreement, the Authority or the Trustee may (but shall be under no obligation to), after ten (10) days written notice to the Borrower, contract for the required policies of insurance and pay the premiums on the same and the Borrower agrees to reimburse the Authority or the Trustee to the extent of the amounts so advanced, with interest thereon at the maximum rate permitted by law.

Section 3.09. General Requirements Applicable to Insurance. (a) Prior to expiration of any policy required to be maintained under Section 3.08, the Borrower shall furnish the Authority and the Trustee with evidence satisfactory to the Authority and the Trustee that the policy or certificate has been renewed or replaced in compliance with this Loan Agreement or is no longer required by this Loan Agreement.

(b) Upon request therefor, the Borrower shall furnish the Authority and the Trustee with copies of any policy requested and proof of the coverages required under Section 3.08 above.

(c) In the event the Borrower shall fail to maintain the insurance coverage required by this Loan Agreement, the Authority or the Trustee may (but shall be under no obligation to), after ten (10) days written notice to the Borrower unless cured within such ten (10) days, contract for the required policies of insurance and pay the premiums on the same and the Borrower agrees to reimburse the Authority or the Trustee to the extent of the amounts so advanced with interest thereon at the maximum rate permitted by law.

Section 3.10. Payment of Taxes, etc. The Borrower will timely pay and discharge or cause to be timely paid and discharged all taxes, assessments and governmental charges or levies imposed upon it or in respect of any of its property and assets as provided in, and except as permitted under, the Note Indenture. Notwithstanding the foregoing, the Borrower may, at its expense and in its own name and behalf, in good faith, contest any such taxes, assessments and other charges and, in the event of any such contest, may permit such taxes, assessments or other charges so contested to remain unpaid during the period of such contest and any appeal therefrom; provided further that during such period enforcement of such contested item is effectively stayed, unless by nonpayment of any such items the lien of the Indenture as to the amounts payable hereunder will be materially endangered, in which event the Borrower shall promptly pay and cause to be satisfied and discharged all such unpaid items. The Authority will reasonably cooperate with the Borrower in any such contest.

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Section 3.11. Compliance with Applicable Laws. The Borrower agrees to construct, operate and maintain the Project in accordance with all applicable Federal, State, county and municipal laws, ordinances, rules and regulations now in force or that may be enacted hereafter including, but not limited to such environmental protection, workers' compensation, sanitary, safety, non-discrimination and zoning laws, ordinances, rules and regulations as shall be binding upon the Borrower, except where the failure to so comply will not have a material adverse effect upon the Borrower's operations or the Borrower's financial condition.

Section 3.12. Covenant with Respect to the Insurer. The Borrower agrees that, so long as any of the Bonds remain Outstanding, it will deliver to the Insurer, as soon as practicable, and in any event within one hundred twenty (120) days after the end of each fiscal year, its annual audited financial statements, prepared in accordance with generally accepted accounting principles, consistently applied. In addition, from time to time (a) official statement or other disclosure material, if any, prepared in connection with the issuance of additional Medium Term Notes or debt, whether or not such debt is on parity with the Bonds, in case within 30 days after the sale thereof; (b) notice of the redemption, other than mandatory sinking fund redemption, of any of the Bonds, including the principal amount, maturities and CUSIP numbers thereof; and (c) any additional information the Insurer may reasonably request from time to time. The Borrower will permit the Insurer to discuss the affairs, finances and accounts of the Borrower or any information the Insurer may reasonable request regarding security for its obligations under the Lending Documents and otherwise in respect of the Bonds with appropriate officers of the Borrower. The Borrower will also permit the Insurer to have access to and make copies of all books and records relating to such obligation at any reasonable time. The Insurer agrees to maintain in confidence and not to disclose without the Company’s consent (other than to its employees, directors, auditors, counsel and other professional advisors, with respect to each of whom Insurer shall also be bound by this Section 3.12) any information concerning the Company furnished pursuant to this Loan Agreement and identified as confidential by the party so furnishing such information; provided that Insurer may disclose any such information (a) that has become generally available to the public, (b) if required or appropriate in any report, statement or testimony submitted to any regulatory body having jurisdiction over Insurer, (c) if required or appropriate in respect to any summons or subpoena or in connection with any litigation or other legal proceeding, (d) in order to comply with any law, order, regulation or ruling applicable to Insurer, or (e) to (1) reinsurers that are considering participating in the transactions contemplated by this Loan Agreement, and (2) any ratings agencies involved in rating the Bonds or the claims paying ability of Insurer (it being understood that such reinsurers and ratings agencies shall be informed by Insurer of the confidential nature of such information and shall be directed by Insurer to treat such information confidentially and not to use the information other than in evaluating the Bonds or Insurer); provided that in the case of any disclosure under subsection (c) above, Insurer shall, unless prohibited by law, order, regulation or ruling from doing so, notify the Company of such disclosure so that the Company may seek an appropriate protective order.

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Section 3.13. Financial Statements. The Borrower shall deliver to the Authority (upon its request), the Trustee and the Insurer not later than one hundred twenty (120) days after the end of each Fiscal Year, audited financial statements of the Borrower (consisting of a balance sheet, statement of operations (income statement), and statement of cash flows) for the Fiscal Year then ended prepared in accordance with generally accepted accounting principles, consistently applied (except to the extent otherwise described therein). In addition, the Borrower will deliver to the Insurer filings with the Securities and Exchange Commission, made by it or its corporate parent promptly upon those filings being made, other than pursuant to Section 16 of the Securities Exchange Act of 1934, as amended.

Section 3.14. Transfer of Project Facilities. The Borrower shall not sell or otherwise dispose of any possessory interest in whole or part of the Project Facilities without complying with the provisions of Section 4.15.

Section 3.15. Cost Recovery. To the extent that any property is financed by the Bond Proceeds, the cost recovery deduction allowed for such property shall be determined by using the alternative depreciation system determined in accordance with Section 168(g) of the Code.

        Section 3.16. Covenant by Company as to Compliance with Indenture. The Borrower covenants and agrees that it will not interfere with the exercise of the power and authority granted to the Trustee in the Indenture, except as provided therein. The Borrower further agrees to aid in furnishing to the Authority or the Trustee any documents, certificates or opinions that may be required under the Indenture and to comply with the provisions thereof to the extent applicable to the Borrower, including without limitation any payments due to the Insurer pursuant to Section 219 of the Indenture.

Section 3.17. Investment of Bond Fund and Rebate Fund Moneys. Any monies held as a part of the Bond Fund, the Construction Fund or the Rebate Fund shall be invested or reinvested by the Trustee in accordance with this Agreement and the Indenture.

The Borrower shall direct investments of amounts in the Funds so that such Investment Obligations shall mature in such amounts and at such times or shall be redeemable by the Trustee at such times as may be necessary to provide funds when, at the time of the investment, it is anticipated the same will be needed to make payments from the Funds in accordance with the provisions of Section 407 of the Indenture. To the extent required for payments from the Funds, the Trustee may, at any time, sell any of such Investment Obligations. The proceeds of any such sale, all payments at maturity and all payments upon redemption of such Investment Obligations shall be held in the respective Funds in which such investment income was derived and, as to the Construction Fund accounted for separate and apart from the proceeds from the sale of the Bonds.

Interest and other income received on Investment Obligations in the Construction Fund shall, within the later of (i) three (3) years from the date of issuance of the Bonds or (ii) one (1) year after receipt of such investment income, be used by the Borrower to pay interest accruing on the Bonds during the construction period or otherwise spent on other costs of

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the Project as directed by Requisition by the Borrower. In making such investments as described in this Section, the Trustee may rely upon the written direction of the Borrower as to the investment purchased and shall be and hereby is relieved of all liability with respect to making, redeeming and selling such investments, so long as the Trustee has acted in accordance with the foregoing directions.

The Borrower shall be entitled to receive from the Trustee annually and at such other times as the Borrower may reasonably request, a statement of account of any moneys held in the Funds by the Trustee.

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ARTICLE IV

PARTICULAR COVENANTS

Section 4.01. Access to the Project and Inspection. The Trustee, the Insurer and the Authority and their duly authorized agents shall have the right, at all reasonable times upon the furnishing of reasonable notice to the Borrower under the circumstances, to enter upon the Project Facilities and to examine and inspect the Project Facilities; provided, however, that this right is subject to federal and state laws and regulations applicable to the sites of the Project. The Borrower hereby covenants to execute, acknowledge and deliver all such further documents, and do all such other acts and things as may be necessary to grant to the Authorized Representative of the Authority, the Insurer and the Trustee such right of entry. The rights of inspection and access hereby reserved to the Trustee, the Insurer and the Authority may be exercised only after such entity shall have executed release of liability and secrecy agreements if required by the Company in the form then currently used by the Company, and nothing contained in this Section 4.01 or in any other provision of this Loan Agreement shall be construed to entitle the Authority, the Trustee or the Insurer to any information or inspection involving trade secrets or other proprietary information (other than historical financial information of the Company). Until payment of the Bonds shall have occurred, the Borrower shall promptly, from time to time, deliver to the Authority such information and materials relating to the Project and information and materials required under the Continuing Disclosure Agreement relating to the Borrower as the Authority may reasonably request. An Authorized Representative of the Authority, the Insurer and the Trustee shall also be permitted, at all reasonable times, to examine the books and records of the Borrower with respect to the Project Facilities and the obligations of the Borrower hereunder, but none of them shall be entitled to access to trade secrets or other proprietary information (other than financial information) of the Borrower.

Section 4.02. Further Assurances and Corrective Instruments. Subject to the provisions of the Indenture, the Authority and the Borrower each agrees that it will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements and amendments hereto and such further instruments as may reasonably be required for carrying out the intention or facilitating the performance of this Loan Agreement. All such supplements, amendments and further instruments shall require the approval of the Authority.

Section 4.03. Recording and Filing; Other Instruments.

(a) The Borrower covenants that it will, at its expense, take all steps as are reasonably necessary to provide that all financing statements, continuation statements, notices and other instruments required by applicable law shall be recorded or filed or re-recorded or re-filed in such manner and in such places required by law in order fully to preserve and protect the rights of the Trustee in the granting by the Authority and the Borrower of certain rights of the Authority and the Borrower, pursuant to the Indenture, under this Loan Agreement, the Medium Term Notes and the Pledged Bonds.

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(b) The Borrower and the Authority shall execute and deliver all instruments and shall furnish all information and evidence deemed necessary by the Borrower or advisable by its counsel and the Borrower shall file and re-file and record and re-record or cause to be filed and re-filed and recorded and re-recorded all instruments required to be filed and re-filed and recorded or re-recorded pursuant to the opinion of its Counsel or Counsel employed by the Authority or the Trustee to perfect all security interests created pursuant to the terms of this Loan Agreement and the Indenture and shall continue or cause to be continued the liens of such instruments for so long as the Bonds shall be Outstanding, except as otherwise required by this Agreement. Neither, the Authority nor the Trustee shall have any responsibility for such filings or refilings whatsoever, other than executing and delivering the documents requested by the Borrower.

Section 4.04.  Compliance with Code, Arbitrage and Rebate Regulations. (a) The Borrower shall at all times do and perform all acts and things necessary or desirable in order to assure that interest paid on the Bonds shall, for the purposes of Federal income taxation (except that the interest on the Bonds is subject to the Federal alternate minimum tax ("AMT")), be excludable from the gross income of the recipients thereof and exempt from such taxation, except in the event that such recipient is a Substantial User or Related Person to a Substantial User. The Borrower shall direct all investments of the Gross Proceeds of the Bonds. The Borrower shall direct the Trustee to make investments of amounts in the Construction Fund only at market prices within the meaning of Treasury Regulations Section 1.148-1. For purposes of this Section, any and all actions of any Principal User of the Project or any Related Person to any such Principal User shall be deemed to be actions of the Borrower. In addition, any and all actions to be undertaken by the Borrower or by any other Person as to which the Authority or the Trustee must, pursuant to the terms hereof, consent or approve in advance, shall be deemed to be the actions of the Borrower or such other Person (and not the actions of the Authority or the Trustee).

(b) The Borrower shall not permit at any time or times any of the Gross Proceeds from the sale of the Bonds or other of its funds to be used, directly or indirectly, to acquire any Investment Property (within the meaning of Section 148(b)(2) of the Code) the acquisition of which would cause the Bonds to be "arbitrage bonds" for the purposes of Section 148 of the Code. The Borrower shall utilize the Bond Proceeds from the sale of the Bonds so as to satisfy the reasonable expectations of the Borrower set forth in the Tax Certificate dated the Closing Date of the Borrower furnished to Bond Counsel and the Authority.

(c) The Borrower shall use the Net Proceeds of the Bonds to construct the Project Facilities in the manner and as specifically set forth in the Tax Certificate furnished to Bond Counsel and the Authority. The Borrower shall not expend the Bond Proceeds on assets other than those listed in the Tax Certificate without the express written consent of Bond Counsel.

(d) The Borrower will provide a written certification to the Authority and the Trustee indicating whether the Borrower complied with the six-month or eighteen month

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exceptions to the arbitrage rebate requirement set forth in Section 148(f)(4)(B) of the Code as are set forth in paragraph (o) below and that, as a consequence, the obligation to pay any Rebate Amount with respect to Bonds has been satisfied.

(e) Unless the Borrower has complied with the six-month rebate exception or the eighteen month exception to the rebate requirement in Section 148(f)(4)(B) of the Code, as are set forth in paragraph (o) below, the Borrower will retain a Rebate Expert, on or no later than 30 days before the Initial Rebate Computation Date (as defined below) and on each rebate Computation Date thereafter, (A) to compute the Rebate Amount (as described below) with respect to the Bonds for the period ending on such rebate Computation Date (as described below), (B) to deliver an opinion to the Authority and Trustee concerning its conclusions with respect to the amount (if any) of such Rebate Amount together with a written report providing a summary of the calculations relating thereto and (C) to deliver an opinion to the Authority and Trustee that all of the Gross Proceeds of the Bonds (within the meaning of Section 148(f) of the Code), other than Gross Proceeds of the Bonds on deposit in a Bona Fide Debt Service Fund (within the meaning of Section 148(f)(4) of the Code), have been expended on or prior to the initial rebate Computation Date. The Computation Date shall include (i) maturity of the Bonds, (ii) if the Bonds are redeemed prior to maturity, the date on which the Bonds are redeemed, (iii) on the first day of the fifth anniversary date of the Bond Year (the "Initial Rebate Computation Date") and each fifth anniversary thereafter, and (iv) any other date that may be required by the Code.

(f) The Borrower shall direct the Trustee in writing to rebate the Rebate Amount to the United States on behalf of the Authority. The Rebate Amount as of any Computation Date is the excess of the Future Value of all receipts on Nonpurpose Investments ("Nonpurpose Receipts") over the Future Value of all payments on Nonpurpose Investments ("Nonpurpose Payments"). To the extent amounts received from Nonpurpose Investments are reinvested, these amounts may be netted against each other and not taken into account in the computation of the Rebate Amount. Nonpurpose Receipts and Nonpurpose Payments shall be determined as described below.

(1)
Nonpurpose Payments. Nonpurpose Payments include actual payments (amounts of Gross Proceeds actually or constructively paid to acquire a Nonpurpose Investment including Qualified Administrative Costs); "allocation" payments (for a Nonpurpose Investment that is allocated to the Bonds after already having been acquired by the Borrower (e.g., sinking fund proceeds), an amount equal to the Value of the Investment on the allocation date); Computation Date payments (for a Nonpurpose Investment allocated to the Bonds at the end of the preceding Computation Period, the Value of the Investment at the beginning of the Computation Period); Yield Reduction Payments, if any; and the Computation Date credit equal to $1,000.

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(2)
Nonpurpose Receipts. Nonpurpose Receipts include actual receipts (amounts actually or constructively received with respect to a Nonpurpose Investment, such as earnings and return of principal, reduced by Qualified Administrative Costs); "deallocation" receipts (for a Nonpurpose Investment that ceases to be allocated to the Bonds or subject to rebate, the Value of the Investment on the "deallocation" date); Computation Date receipts (the Value of any Nonpurpose Investment held at the end of any Computation Period); and rebate receipts (any recovery of an overpayment of rebate).

Investments of amounts held in a Bona Fide Debt Service Fund for the Bonds will be excepted from the rebate requirement but only if the gross earnings on such fund for such Bond Year do not exceed $100,000.

(g) For each investment of Gross Proceeds in a Non-Purpose Investment, the Borrower shall direct the Trustee to record, without limitation, the following information: purchase date, purchase price, face amount, stated interest rate, any accrued interest due on its purchase date, disposition date, disposition price and any accrued interest due on the disposition date. The Yield to maturity for an investment presently means that discount rate, based on a compounding frequency the same as the Bonds (or such other compounding permitted by the Code), which when used to determine the present worth, on the purchase date of such investment or the date on which the investment becomes a Non-Purpose Investment, whichever is later, of all payments of principal and interest on such investment gives an amount equal to the fair market value of such investment including accrued interest due on such date.

(h)  On each Computation Date, if such Rebate Amount payable exceeds the amount then on deposit in the Rebate Fund, the Borrower shall within ten (10) days of the receipt of the report furnished by the Rebate Expert pursuant to paragraph (e) of this Section, pay to the Trustee, the amount necessary to make up such deficiency and direct the Trustee in writing to pay the same to the United States within sixty (60) days of the Computation Date. The Borrower shall, in a timely fashion, give all written notices and directions to the Trustee as are called for under Section 405 of the Indenture for the payment of the Rebate Amount. Any sums remaining in the Rebate Fund following such payments shall be returned to the Borrower. When due, the Authority shall have the right, but shall not be required, to make such payment to the Trustee on behalf of the Borrower. Any amount advanced by the Authority pursuant to this paragraph (h) shall be added to the moneys owing by the Borrower under this Loan Agreement and shall be payable on demand with interest at the rate of twelve percent (12%) per annum.

(i) The rebate amount shall be paid in installments which shall be made at least once every fifth Bond Year. The first such installment shall be due to the United States on behalf of the Authority not later than sixty (60) days after the end of the fifth (5th) Rebate Year and shall be in an amount which ensures that at least one hundred percent (100%) of the Rebate Amount described above with respect to the Bonds is paid. Each subsequent payment shall be made not later than five (5) years after the date the preceding payment was due. Within sixty (60) days after the retirement of the Bonds at maturity or upon earlier redemption, the Borrower shall direct the Trustee in writing to pay to the United States on behalf of the Authority one hundred percent (100%) of the aggregate Rebate Amount due with respect to the Bonds not theretofore paid.

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(j) Each payment of the Rebate Amount to be paid to the United States shall be filed with the Internal Revenue Service Center, Ogden, Utah 84201, or such other address that may be specified by the Internal Revenue Service. Each payment shall be accompanied by Form 8038-T (or such other form required by the Internal Revenue Service), as prepared by the Borrower and delivered to the Trustee, and a statement identifying the Authority, the date of the issue, the CUSIP number for the Bond with the longest maturity, which shall be provided to the Trustee by the Borrower and a copy of the applicable Form 8038-G, which shall be provided to the Trustee by the Borrower.

(k) The Borrower acknowledges that the Authority shall have the right at any time and in the sole and absolute discretion of the Authority to obtain from the Borrower and the Trustee the information necessary to determine the Rebate Amount required to be paid to the United States pursuant to Section 148(f) of the Code. Additionally, the Authority may, with reasonable cause, (i) review or cause to be reviewed any determination of the amount to be paid to the United States made by or on behalf of the Borrower and (ii) make or retain a Rebate Expert to make the determination of the amount to be paid to the United States. The Borrower hereby agrees to be bound by any such review or determination, absent manifest error, to pay the costs of such review, including without limitation the reasonable fees and expenses of counsel or a Rebate Expert retained by the Authority, and to pay to the Trustee any additional amounts for deposit in the Rebate Fund required as the result of any such review or determination.

(l) Except as may be permitted pursuant to Section 148(c) of the Code (relating to certain temporary periods for investment), at no time during the term of the Bonds shall the amount invested by the Borrower in Non-Purpose Investments with a Yield higher than the Yield on the Bonds exceed 10% of the then Outstanding principal amount of the Bonds. The aggregate amount invested in Non-Purpose Investments shall be promptly and appropriately reduced as the Outstanding principal of the Bonds is reduced.

(m) Notwithstanding any provision of this Section to the contrary, the Borrower shall be liable, and shall indemnify and hold the Authority and the Trustee and their directors, employers and agents harmless against any liability, for payments due to the United States pursuant to Section 148(f) of the Code. Further, the Borrower specifically agrees that neither the Authority nor the Trustee shall be held liable, or in any way responsible, and the Borrower shall indemnify and hold harmless the Trustee and the Authority and their directors, employers and agents harmless against any liability, for any mistake or error in the filing of the payment or the determination of the Rebate Amount due to the United States or for any consequences resulting from any such mistake or error. The provisions of this paragraph shall survive termination of this Agreement and the resignation or removal of the Trustee for any reason. In the event of a conflict between the provisions of this Section 4.04 and the Code, the provisions of the Code shall control.

(n) The Authority, the Trustee and the Borrower acknowledge that the provisions of this Section 4.04 are intended to comply with Section 148(f) of the Code and the

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regulations promulgated thereunder and if as a result of a change in such Section of the Code or the promulgated regulations thereunder or in the interpretation thereof, a change in this Section 4.04 shall be permitted or necessary to assure continued compliance with Section 148(f) of the Code and the promulgated regulations thereunder, then with written notice to the Trustee, the Authority and the Borrower shall be empowered to amend this Section 4.04 and the Authority may require, by written notice to the Borrower and the Trustee, the Borrower to amend this Section 4.04 to the extent necessary or desirable to assure compliance with the provisions of Section 148 of the Code and the regulations promulgated thereunder; provided that either the Authority or the Trustee shall require, prior to any such amendment becoming effective, at the sole cost and expense of the Borrower, an opinion of Bond Counsel satisfactory to the Authority to the effect that either (i) such amendment is required to maintain the exclusion from gross income under Section 103 of the Code of interest paid and payable on the Bonds or (ii) such amendment shall not adversely affect the exclusion from gross income under Section 103 of the Code of the interest paid or payable on the Bonds.

(o)     (i)     The obligation to pay any Rebate Amount with respect to the Bonds shall be treated as satisfied if the following requirements are met (the "six month exception"):

(A) Gross Proceeds of the Bonds (as modified below) are expended by no later than the date which is six (6) months after the Issue Date; and

(B) the rebate requirement is met for amounts not required to be spent within the six (6) month period (excluding earnings on a Bona Fide Debt Service Fund).

The requirement described above will be treated as satisfied if no more than the lesser of 5% of the Issue Price (as defined in the Code) of the Bonds or $100,000 are unexpended at the end of the six (6) month period after the Issue Date and such amount is expended no later than the date which is one year after the Issue Date.

(ii)     The obligation to pay any Rebate Amount with respect to the Bonds shall be treated as satisfied if all of the following requirements are satisfied (the "eighteen month exception"):

(A) Gross Proceeds of the Bonds (as modified below) are expended in accordance with the following schedule:

(1) At least 15% within six (6) months of the Issue Date,

(2) At least 60% within twelve (12) months of the Issue Date, and

(3) 100% within eighteen (18) months of the Issue Date; provided, however, the Bonds will not fail to satisfy this requirement as a result of unspent proceeds for reasonable retainage (as defined below), if the reasonable retainage is spent within thirty (30) months of the Issue Date;

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(B) The rebate requirement is met with respect to all amounts not required to be spent in accordance with the foregoing schedule (other than earnings in a Bona Fide Debt Service Fund); and

(C) The Gross Proceeds of the Bonds qualify for an initial three (3) year (or five (5) year) temporary period.

(iii)     For purposes of subsections (i) and (ii), Gross Proceeds do not include (A) amounts held in a Bona Fide Debt Service Fund, (B) amounts held in a reasonably required reserve or replacement fund, (C) amounts that, as of the Issue Date, are not reasonably expected to be Gross Proceeds but that become Gross Proceeds after the end of the applicable (i.e., 6 month or 18 month) spending period, (D) sales or investment proceeds derived from payments under any purpose investment of the Issue and (E) amounts representing repayments of grants.

(p) The Borrower shall give immediate telephonic notice, promptly confirmed in writing, to the Authority and the Trustee of any Determination of Taxability (as defined in the Bond) whether the Borrower is on Notice of such Determination of Taxability by its own filing of any statement, tax schedule, return or document with the Internal Revenue Service which discloses that a Determination of Taxability shall have occurred, by its receipt of any oral or written advice from the Internal Revenue Service that a Determination of Taxability shall have occurred, or otherwise.

Section 4.05. Administrative Expenses. The Borrower shall pay to or for the account of the Authority and the Trustee within 30 days after written notice thereof all reasonable costs and expenses incurred by the Authority and the Trustee, Tender Agent, Paying Agent and Registrar in connection with the financing and administration of the Project, including, without limitation, any fees associated with the calculation of rebate, except such as may be paid out of the proceeds of the Bonds, including, without limitation, the costs of administering the Indenture and this Loan Agreement and the reasonable fees and expenses of attorneys, consultants and others.

Section 4.06. Indemnity Against Claims. The Borrower will pay and discharge and will indemnify and hold harmless the Authority and the Trustee from (a) any lien or charge upon amounts payable hereunder by the Borrower to the Authority or the Trustee, as the case may be,(other than the lien of the Indenture), and (b) any taxes, assessments, impositions and other charges in respect of the Project Facilities, other than Permitted Encumbrances. If any claim of any such lien or charge upon payments, or any such taxes, assessments, impositions or other charges, are sought to be imposed, the Authority or the Trustee, as the case may be, will give prompt notice to the Borrower, and the Borrower shall have the sole right and duty to assume, and shall assume, the defense thereof, with full power to litigate, compromise or settle the same in its sole discretion.

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Section 4.07. Indemnification of the Authority and the Trustee. The Borrower agrees, whether or not the transactions contemplated by this Agreement, the Indenture and the Standby Purchase Agreement shall be consummated:

(a) to pay, and save the Authority and the Trustee harmless against liability for the payment of all out-of-pocket expenses arising in connection with said contemplated transactions, including the reasonable fees and expenses of the Authority's Counsel and the Trustee's Counsel; and

(b) to protect, indemnify and save the Authority, any Person who "controls" the Authority (within the meaning of Section 15 of the Securities Act of 1933, as amended) and members, officers, directors, officials, employees and attorneys of the Authority, the State, the Trustee and their respective members, officers, directors, officials, attorneys and employees (collectively, the "Indemnified Parties") harmless from and against all liabilities, losses, damages, costs, expenses, (including reasonable attorneys' fees and expenses), taxes, causes of action, suits, claims, demands and judgments of any nature or form, (including all costs, expenses and reasonable counsel fees and expenses incurred in investigating or defending such claim) by or on behalf of any Person, arising in any manner from the transactions of which this Agreement, the Indenture and the other Lending Documents is a part or arising in any manner in connection with the Project or the financing of the Project including, without limiting the generality of the foregoing, caused by, relating to, arising out of, resulting from, or in any way connected with (1) the condition, use, possession, conduct, management, planning, design, acquisition, construction, installation, financing or sale of the project or any part thereof, including the obligation to pay rebate to the Federal government; or (2) any untrue statement of a material fact contained in information submitted or to be submitted by the Borrower with respect to the transactions contemplated hereby (except for information under the heading “THE AUTHORITY” in the Preliminary Official Statement and in the Official Statement; or (3) any omission of a material fact necessary to be stated therein in order to make such statement not misleading or incomplete; or (4) any breach or default by the Borrower of or in any of its obligations hereunder, under the Indenture, the Continuing Disclosure Undertaking from the Borrower or any other Lending Document; or (5) the acceptance, administration or performance of any of the duties of any said Indemnified Party under the Indenture, this Agreement the other Lending Documents or any related document, except with respect to all liabilities, losses, damages, costs, expenses, taxes, causes of action, suits, claims, demands and judgments arising out of the negligence (or in the case of the Authority, the gross negligence) or willful misconduct of the Indemnified Party seeking indemnification; or (6) any accident, injury or damage whatsoever to any Person occurring in or about the Project. In case any action shall be brought against one or more of the Indemnified Parties based upon any of the above and in respect to which indemnity may be sought against the Borrower, such Indemnified Parties shall promptly notify the Borrower in writing, and the Borrower shall assume the defense thereof, including the employment of counsel satisfactory to the Indemnified Parties, the payment of all costs and expenses and the right to negotiate and consent to settlement, including the payment of money. Any one or more of the Indemnified Parties shall have the right to employ separate counsel at the Borrower's expense in any such action and to participate in the defense thereof if, in the opinion of the Indemnified Party, a conflict of interest could arise out of the representation of the separate parties by one counsel. The Borrower shall not be liable for any settlement of any such action effected without Borrower's consent, but if settled with the consent of the Borrower, or if there is a final judgment for the claimant on any such action, the Borrower agrees to indemnify and hold harmless the Indemnified Parties from and against any loss or liability by reason of such settlement or judgment.

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The Borrower agrees to and does hereby indemnify and hold harmless the Indemnified Parties against any and all losses, claims, damages or liabilities (including all costs, expenses, and reasonable counsel fees and expenses incurred in investigating or defending such claim) suffered by any of the Indemnified Parties and caused by relating to, arising out of, resulting from, or in any way connected to an examination, investigation or audit of the Bonds by the Internal Revenue Service (IRS). In the event of such examination, investigation or audit, the Indemnified Parties shall have the right to employ counsel at the Borrower’s expense. In such event, the Borrower shall assume the primary role in responding to and negotiating with the IRS, but shall inform the Indemnified Parties of the status of the investigation. In the event Borrower fails to respond adequately and promptly to the IRS, the Authority shall have the right to assume the primary role in responding to and negotiating with the IRS and, upon prior written notice to the Borrower, shall have the right to enter into a closing agreement, for which the Borrower shall be liable.

(c) Notwithstanding anything in this Agreement to the contrary which may limit recourse to the Borrower or may otherwise purport to limit the Borrower's liability, the provisions of this Section shall control the Borrower's obligations and shall survive the termination of this Agreement and the Indenture, the repayment of the Bonds and the resignation or removal of the Trustee for any reason.

The provisions of this Section 4.07 shall not apply to any liabilities, losses, damages, costs, expenses, taxes, causes of action, suits, claims, demands or judgments resulting from the Authority's or the Trustee's own gross negligence, willful misconduct or fraudulent actions.

Notwithstanding the fact that it is the intention of the parties that the Authority shall not incur pecuniary liability by reason of the terms of this Loan Agreement, or the undertakings required of the Authority hereunder, by reason of the issuance of the Bonds, by reason of the execution of the Indenture, by reason of the performance of any act requested of it by the Borrower, or by reason of the operation of the Project by the Borrower, including all claims, liabilities or losses arising in connection with the violation of any statutes or regulations pertaining to the foregoing, nevertheless, if the Authority should incur any such pecuniary liability (except liability resulting from the Authority's gross negligence, willful misconduct or fraudulent actions) then in such event the Borrower shall indemnify and hold harmless the Authority against all claims by or on behalf of any Person arising out of the same, and all costs and expenses incurred in connection with any such claim or in connection with any action or proceeding brought thereon, and upon notice from the Authority, the Borrower shall defend the Authority in any such action or proceeding.

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Section 4.08. Additional Information. Until payment of the Bonds in full shall have occurred the Borrower shall promptly, from time to time, deliver to the Trustee and upon the request of the Authority, to the Authority, such information regarding the operations, business affairs and financial condition of the Borrower as the Trustee (or the Authority) may reasonably request. The Trustee is hereby authorized to deliver a copy of any such financial information delivered hereunder, or otherwise obtained by the Trustee, to any Bondholder or prospective Bondholder, to any regulatory authority having jurisdiction over the Trustee and to any other Person as may be required by law. The Authority and the Trustee are authorized to provide information concerning the Outstanding principal amount and payment history of, and other information pertaining to, the Bonds or the Medium Term Notes to any agency or regulatory authority of the State requesting such information.

Section 4.09. Maintain Existence. Except as permitted under Section 4.15, the Borrower covenants that it will maintain its existence and the location of the Project Facilities within the State of New Jersey, will preserve and maintain its existence as a corporation under the laws of the State, and preserve and maintain its authority to operate and will operate the Project Facilities as an authorized project within the meaning of the Act and as local facilities for the furnishing of gas. The Borrower will at all times preserve and protect the Project Facilities in good repair, working order and safe condition, and from time to time will make, or will cause to be made, all needed and proper repairs, renewals, replacements, betterments and improvements thereto including those required after a casualty loss. The Borrower may at its own expenses cause the Project Facilities to be remodeled or cause such substitutions, modifications and improvements to be made to the Project Facilities from time to time as the Borrower, in its discretion, may deem to be desirable for its uses and purposes, which remodeling, substitutions, modifications and improvements shall be included under the terms of this Loan Agreement as part of the Project Facilities. The Borrower shall pay all operating costs, utility charges and other costs and expenses arising Facilities out of ownership, possession, use or operation of the Project. The Authority shall have no obligation and makes no warranties respecting the condition or operation of the Project.

The Borrower will not use the financing under this Agreement or the issuance of the Bonds by the Authority as a basis for contesting any assessment or levy of any tax and, if any administrative body or court of competent jurisdiction shall hold for any reason that the Project Facilities are exempt from taxation by reason of the financing under this Agreement or the issuance of the Bonds by the Authority or other Authority action in respect thereto, the Borrower covenants to make payments in lieu of all such taxes in an amount equal to such taxes, and, if applicable, interest and penalties.

Section 4.10. Use of Project. The Borrower shall use or cause the Project to be used as an authorized project for a purpose and use as provided for under the Act and for the use set forth in the Application to the Authority until payment of the Bonds. The Project is of a character included within the definition of "project" in the Act, and its estimated cost is at least $25,000,000. The Borrower will operate the Project substantially in the form represented in the Application and will neither (a) materially alter the operation of the Project without the prior written consent of the Authority, nor (b) cause a change in the use of the Project such that the Bonds would cease to be for qualified facilities for the local furnishing of gas within the meaning of Section 142 of the Code.

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Section 4.11. Change in Location. The Borrower shall not relocate the Project or any part thereof out of the State. The Borrower shall not relocate the project within the State without the prior written consent of an authorized Authority Representative and an opinion of Bond Counsel that the relocation will not affect the tax-exempt status of interest on the Bonds (except that the interest on the Bonds is subject to AMT).

Section 4.12. Additional Reporting Requirements. (i) On each anniversary hereof, the Borrower shall furnish to the Authority the following:

(a) a certification indicating whether or not the Borrower is aware of any condition, event or act which constitutes an Event of Default, or which would constitute an Event of Default with the giving of notice or passage of time, or both, under any of the Lending Documents;

(b) a written description of the present use of the Project and a description of any anticipated material change in the use of the Project or in the number of employees employed at the Project, and

(c) a report from every entity that leases or occupies space at the Project location indicating the number of persons the entity employs at the Project location.

(ii) Upon the request of the Authority, the Borrower shall furnish to the Authority such financial information as the Authority may reasonably request.

Section 4.13. Observe Laws. The Borrower shall observe in all material respects all applicable laws, regulations and other valid requirements of any regulatory authority with respect to its operations at the Project Facilities and the Project Site.

Section 4.14. Number of Employees. The Borrower shall maintain or increase the number of employees employed by the Borrower as set forth in the Application to the Authority.

Section 4.15. Authority Consent to Sale of Assets. The Borrower shall maintain its existence as a legal entity and shall not sell, assign, transfer or otherwise dispose of the Project or substantially all of its assets without the consent of the Authority; provided however that the Borrower may merge with or into or consolidate with another entity, and the Project or this Agreement may be transferred pursuant to such merger or consolidation without the prior written consent of the Authority, provided the Borrower furnishes or demonstrates, as the case may be, the following to the satisfaction of the Authority: (1) the Borrower causes the proposed surviving, resulting or transferee company to furnish the Authority with a Change of Ownership Information Form then in use by the Authority; (2) the net worth of the surviving, resulting or transferee company following the merger, consolidation or transfer is equal to or greater than the net worth of the Borrower immediately preceding the merger, consolidation or transfer as verified by the independent auditors of the Borrower; (3) any litigation or investigations in which the surviving, resulting or transferee company or its principals, officers and directors are involved at the time of such merger, and any court, administrative or other orders to which the surviving resulting or transferee company or its officers and directors are subject, relate to matters arising in the ordinary

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course of business; (4) the surviving, resulting or transferee company assumes in writing the obligations of the Borrower under this Loan Agreement and the other Lending Documents; (5) after the merger, consolidation or transfer, the Project shall continue to be operated as an authorized project under the Act; and (6) the merger, consolidation or transfer shall not impair the excludability of interest paid on the Bonds from gross income of the Owners thereof for federal income tax purposes (except that the interest on the Bonds is subject to AMT) or cause a reissuance pursuant to an Opinion of Bond Counsel. The Borrower shall, prior to the taking of any of the foregoing proposed actions, deliver to the Authority and the Trustee an opinion of Tax Counsel to the effect that the proposed action will not cause the interest on the Bonds to become includable in the gross income of the Registered Owners or the beneficial owners of the Bonds for Federal income tax purposes (except that the interest on the Bonds is subject to AMT), except in the event such Holder is a Substantial User or a Related Person thereto.

Section 4.16. Approval of Tenants by the Authority. Prior to leasing, subleasing or consenting to the subleasing or assigning of any lease of all or any part of the Project, the Borrower shall cause to be furnished to the Authority, a Project Occupant Information Form then in use by the Authority at such time, completed and executed by the proposed tenant and a copy of the proposed lease. In any event, the Borrower shall not permit any such leasing, subleasing or assigning of leases that would impair the excludability of interest paid on any tax-exempt Bonds from the gross income of the holders thereof for purposes of federal income taxation (except that the interest on the Bonds is subject to AMT), or that would impair ability of the Borrower to operate the Project or cause the Project not to be operated as an authorized project under the Act.

Section 4.17. Continuing Disclosure. The Bonds are currently subject to the continuing disclosure requirements of Section (b)(5) of Rule 15c2-12 (the "Rule") adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended and supplemented. To that end, the Borrower is entering into a continuing disclosure undertaking with respect to the Bonds. The Borrower hereby covenants and agrees with the Bondholders that it will comply with and carry out all of the provisions of such continuing disclosure undertaking, as amended from time to time, applicable to it. Notwithstanding any other provision of this Loan Agreement, failure of the Borrower to comply with such continuing disclosure undertaking shall not be considered a default or an event of default under this Loan Agreement and the rights and remedies provided by this Loan Agreement upon the occurrence of an Event of Default shall not apply to any such failure, but the continuing disclosure agreement may be enforced only as provided therein.

Section 4.18. Brokerage Fee. The Authority shall not be liable to the Borrower for any brokerage fee, finders fee, or loan servicing fee and the Borrower shall hold the Authority harmless from any such fees or claims.

Section 4.19. Assignment of Loan Agreement. Subject to the provisions of Section 4.15 hereof, the Borrower may not assign or transfer the whole or any part of this Loan Agreement without the prior written consent of the Insurer, the Bank under the Standby Purchase Agreement, the Authority and the Trustee. Any assignment of this Loan Agreement by the Borrower without the prior express written consent of the Insurer, the Bank under the Standby Purchase Agreement, the Authority and the Trustee shall be null and void.

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Section 4.20. Compliance with the Affirmative Action and Prevailing Wage Requirements. The Borrower shall comply with the Authority's Affirmative Action and Prevailing Wage Rate Regulations and to that end:

(A)	Insert in all construction bid specifications for any Construction Contract the following provisions:

       Construction of this project is subject to the Affirmative Action Regulations of the New Jersey Economic Development Authority which establishes hiring goals for minority and female workers. Any Contractor or Subcontractor must agree to make every effort to meet the established goals and to submit certified reports and records required by the Authority. Copies of the Affirmation Action Regulations may be obtained by writing to: Office of Affirmative Action, New Jersey Economic Development Authority, Gateway One, Suite 2403, Newark, New Jersey 07102;

Submission of a bid signifies that the bidder knows the requirements of the Affirmative Action Regulations and signifies the bidder's intention to comply. Construction of this project is subject to N.J.A.C. 19:30-3.1 et seq. Workers employed in construction of this project must be paid at a rate not less than the prevailing wage rate established by the New Jersey Commissioner of Labor;

(B)	Include in all Construction Contracts those provisions which are set forth in the Addendum to Construction Contract annexed hereto as Exhibit D;

(C)	Obtain from all Contractors and submit to the Authority a Contractor's certificate in the form annexed hereto as Exhibit E within 3 Business Days of the execution of any Construction Contract;

(D)
Create an office of Borrower Affirmative Action Officer and maintain in that office until the completion date an individual having responsibility to coordinate compliance by the Borrower with the Authority’s Affirmative Action Regulations and to act as liaison with the Authority’s Office of Affirmative Action;

(E)	Submit to the Authority on the completion date, a completion certificate in the form annexed hereto as Exhibit F; and

(F)	Furnish to the Authority all other reports and certificates required under the Authority’s Affirmative Action and Prevailing Wage Rate Regulations.

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ARTICLE V

EVENTS OF DEFAULT AND REMEDIES

Section 5.01. Events of Default. Any one or more of the following shall constitute an "Event of Default" or "event of default" hereunder:

(a) Failure by the Borrower to provide the Authority with moneys sufficient to pay when due any payment of the principal or Redemption Price on the Bonds;

(b) Failure by the Borrower to provide the Authority with moneys sufficient to pay when due any payment of the interest on the Bonds;

(c)  Failure by the Borrower to pay when due any payment required to be made under this Loan Agreement other than payments for the payment of the principal or Redemption Price or purchase price of or interest on the Bonds, which failure shall continue for a period of thirty (30) days after written notice in accordance with Section 7.01 hereof, specifying such failure and requesting that it be remedied, is given to the Borrower by the Authority or the Trustee;

(d) Failure by the Borrower to observe and perform any covenant, condition or agreement hereunder on its part to be performed hereunder (except the payment obligations referred to above) and continuance of such failure for a period of ninety (90) days, after receipt by the Borrower of written notice in accordance with Section 7.01 hereof, from the Authority or the Trustee specifying the nature of such failure and requesting that it be remedied;

(e)  (i) The Borrower shall have applied for or consented to the appointment of a custodian, receiver, trustee (other than the Mortgage Trustee) or liquidator of all or a substantial part of its assets; (ii) the Borrower is generally not paying its debts as they become due, has made a general assignment for the benefit of creditors, or has filed a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any insolvency law; (iii) the Borrower has filed an answer admitting the material allegations of a petition in any bankruptcy or insolvency proceeding; (iv) a petition in bankruptcy shall have been filed against the Borrower and shall not have been dismissed for a period of sixty (60) consecutive days; (v) an order for relief has been entered under the Bankruptcy Code; or (vi) an order, judgment or decree shall have been entered, without the application, approval or consent of the Borrower, by any court of competent jurisdiction appointing a receiver, trustee (other than the Mortgage Trustee), custodian or liquidator of the Borrower, or a substantial part of its assets, and such order, judgment or decree shall have continued unstayed and in effect for any period of sixty (60) consecutive days;

(f) If any representation or warranty made by or on behalf of the Borrower (or its officers or representatives) in the Application, the Bond Purchase Agreement, this Loan Agreement or any other document furnished in connection with this Loan Agreement was false in any material respect when made;

1011002.2

(g) The dissolution or liquidation of the Borrower (except as permitted pursuant to Section 4.15 hereof);

(h) An Event of Default (as defined in the Note Indenture) shall have occurred under the Note Indenture;

(i)  Failure by the Borrower to provide the Tender Agent with monies sufficient to pay when due any payment of the Purchase Price of the Bonds upon the optional or mandatory tender thereof (provided that the Borrower has no obligation to fund a mandatory tender during an Auction Rate Period); or

(j) Receipt by the Trustee of written notice from the Insurer of the occurrence of an event of default under the Insurance Agreement.

Section 5.02. Remedies on Default. (a) Whenever any Event of Default referred to in Section 5.01 hereof shall have occurred and be continuing and the Event of Default shall not theretofore been cured, the Authority or the Trustee subject to (e) below, may take any one or more of the following remedial steps, provided, that no remedial steps shall be taken by the Authority the effect of which would be to entitle the Authority to funds necessary for the payment of principal and interest on Bonds which have not yet matured unless such principal and interest shall have been declared due and payable in accordance with the Indenture and such declaration shall not have been rescinded. The Authority or the Trustee may take whatever action at law or in equity as may appear necessary or desirable to collect the amounts then due and thereafter to become due, or to specifically enforce (without posting bond or other security) the performance or observance of any obligations, agreements, or covenants of the Borrower under this Loan Agreement, the Note Indenture or the Medium Term Notes.

(b)  If the Borrower fails to make any payment required hereunder, the payment so in default shall continue as an obligation of the Borrower until the amount in default shall have been fully paid.

(c)  In case the Authority shall have proceeded to enforce the rights of the Authority under this Loan Agreement and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Authority, then and in every such case, subject to the binding effect of the decision of any court of competent jurisdiction, the Borrower and the Authority shall be restored respectively to their several positions and rights hereunder and all rights, remedies and powers of the Borrower and the Authority shall continue as though no such proceedings had been taken.

(d) Nothing contained in this Section shall be deemed to prevent the Borrower from seeking legal or equitable relief if it disputes the existence of an event of default.

(e) Except as provided in Section 5.02(f), notwithstanding anything in this Loan Agreement to the contrary (unless an Insurer Default has occurred and is continuing), the Insurer will direct the taking by the Authority and the Trustee of all remedial actions or steps hereunder.

1011002.2

(f) Notwithstanding anything herein or in any other document executed in conjunction with the Bonds to the contrary, nothing herein shall affect the Authority's unconditional right to specifically enforce its Reserved Rights or to enforce the Authority’s rights set forth in Section 2.11 hereof with respect to mandatory prepayment of the Loan.

Section 5.03. No Duty to Mitigate Damages. Neither the Authority nor the Trustee shall be required to do any act whatsoever or exercise any diligence whatsoever to mitigate the damages to the Borrower if any event of default shall occur hereunder.

Section 5.04. Remedies Cumulative. No remedy herein conferred upon or reserved to the Authority is intended to be exclusive of any other available remedy or remedies but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Loan Agreement or now or hereafter existing at law, in equity or by statute. Delay or omission to exercise any right or power accruing upon any default or failure by the Authority to insist upon the strict performance of any of the covenants and agreements herein set forth or to exercise any rights or remedies upon default by the Borrower hereunder shall not impair any such right or power or be considered or taken as a waiver or relinquishment for the future of the right to insist upon and to enforce, from time to time and as often as may be deemed expedient, by injunction or other appropriate legal or equitable remedy, strict compliance by the Borrower with all of the covenants and conditions hereof, or of the right to exercise any such rights or remedies, if such default by the Borrower be continued or repeated.

Section 5.05. Exercise of Remedies. In order to entitle the Authority to exercise any remedy available to it, it shall not be necessary to give notice, other than such notice as may be required in this Article or elsewhere in this Loan Agreement. Such rights and remedies as are given the Authority hereunder shall extend to the Trustee and, subject to the provisions of the Indenture, shall also extend to the Bondholders. The Trustee and the Bondholders, subject to the provisions of the Indenture, shall be entitled to the benefit of all covenants and agreements herein contained.

Section 5.06. Agreement to Pay Reasonable Attorneys Fees and Expenses. In the event the Borrower should default under any of the provisions of this Loan Agreement and either the Authority or the Trustee shall require and employ attorneys or incur other expenses for the collection of payments due or to become due or the enforcement or performance or observance of any obligation or agreement on the part of the Borrower herein contained or under any Lending Document or the enforcement of the Bonds, the Borrower shall on demand therefor pay to the Authority and the Trustee, as the case may be, the reasonable fees and expenses of such attorneys and such other reasonable expenses so incurred by the Authority or the Trustee.

The Borrower shall pay or reimburse the Insurer for any and all charges, fees, costs, and expenses that the Insurer may reasonably pay or incur in connection with the following: (i) the administration, enforcement, defense, or preservation of any rights or security hereunder or under any other transaction document; (ii) the pursuit of any remedies hereunder, under any other transaction document, or otherwise afforded by law or equity, (iii) any amendment, waiver, or other action with respect to or related to this Loan Agreement

1011002.2

or any other transaction document whether or not executed or completed; (iv) the violation by the Borrower of any law, rule, or regulation or any judgment, order or decree applicable to it; (v) any advances or payments made by the Insurer to cure defaults of the Borrower under the transaction documents; or (vi) any litigation or other dispute in connection with this Loan Agreement, any other transaction document, or the transactions contemplated hereby or thereby, other than amounts resulting from the failure of the Insurer to honor its payment obligations under the Policy. The Insurer reserves the right to charge a reasonable fee as a condition to executing any amendment, waiver, or consent proposed in respect of this Loan Agreement or any other transaction document. The obligations of the Borrower to the Insurer shall survive discharge and termination of this Loan Agreement.

Section 5.07. No Additional Waiver Implied by One Waiver. In the event any agreement contained in this Loan Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. In view of the assignment of the Authority’s rights in and under this Loan Agreement to the Trustee (except to the extent set forth herein and in the Indenture), the Authority shall have no power to waive any default hereunder by the Borrower without the consent of the Trustee. Notwithstanding the foregoing, if, after the maturity of the Outstanding Bonds shall have been accelerated by the Trustee upon the occurrence of any Event of Default under the Indenture, all arrears of interest on the Outstanding Bonds and interest on overdue installments of interest (to the extent permitted by law) at a rate per annum which is equal to the rate per annum borne by the Bonds and the principal and premium (if any) on all Bonds then Outstanding which have become due and payable otherwise than by acceleration, and all other sums payable under the Indenture, except the principal of and the interest on such Bonds which by such acceleration shall have become due and payable, shall have been paid, all other things shall have been performed in respect of which there was an Event of Default, there shall have been paid the reasonable fees and expenses of the Trustee, including reasonable attorneys fees and expenses paid or incurred, and such Event of Default shall be waived by the Trustee with the consequence under the Indenture that such acceleration is rescinded, then the Borrower's default hereunder shall be deemed waived without further action by the Trustee or the Authority, provided that the Trustee receives the written consent of the Insurer to such waiver.

Section 5.08. Specific Performance. In addition to the above remedies, if the Borrower commits a breach, or threatens to commit a breach, of this Loan Agreement, the Authority shall have the right and remedy, without posting bond or other security, to have the provisions of this Loan Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Authority and that money damages will not provide an adequate remedy therefor.

1011002.2

ARTICLE VI

CONDITIONS OF LENDING

The Authority's obligation to lend hereunder is subject to the following conditions precedent:

Section 6.01. Opinion of Counsel for the Borrower. On or prior to the date of the borrowing hereunder, the Authority shall have received the opinion of Counsel for the Borrower, dated the date of such borrowing, addressed to the Authority and the Trustee, and satisfactory in form and substance to Bond Counsel in the form required by the Bond Purchase Agreement and stating that (a) each of the Lending Documents to be executed by the Borrower has been duly executed and delivered by the Borrower, in accordance with the provisions hereof, and each such Lending Document constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, (b) the Medium Term Notes will initially be secured by the Pledged Bonds (as set forth in Exhibit A) issued to the Note Trustee in an aggregate principal amount at least equal to the principal amount of the Medium Term Notes and the Pledged Bonds, as a separate series of the Borrower’s first mortgage bonds, are secured by a lien on the Borrower’s property on a parity with other first mortgage bonds under the Mortgage Indenture, and (c) this Loan Agreement and the Note Indenture will create the liens they purport to create, subject to no prior liens, other than Permitted Encumbrance.

Section 6.02. Opinion of Bond Counsel. The Authority shall have received the opinion of Bond Counsel that interest income on the Bonds is exempt from inclusion in federal gross income for purposes of Federal income taxes under the Code; that the offering of the Bonds is not required to be registered under the Securities Act of 1933, as amended, or under the rules and regulations promulgated thereunder; and that the Bonds have been duly authorized and issued under the provisions of the Act.

Section 6.03. Loan and Other Documents. The Authority shall have received or caused the Trustee to receive:

(a) This Loan Agreement duly executed by the parties thereto;

(b) The Indenture duly executed by the parties thereto;

(c) Certificates, in form and substance acceptable to the Authority, evidencing the insurance required to be maintained by Section 3.08 hereof;

(d) The certification and opinion required by Section 209(d) of the Indenture;

(e) Initial Medium Term Notes in the aggregate principal amount of $25,000,000;

1011002.2

(f)	A certified copy of the Pledged Bonds; and

(g)	All other documents reasonably required by the Authority and the Trustee.

Section 6.04. Legal Matters. Legal matters in connection with the making of the Loan shall be satisfactory to Bond Counsel.

Section 6.05. Bond Issuance Fee. The Authority shall have received from the Borrower the Bond issuance fee of $112,500.00.

1011002.2

ARTICLE VII

MISCELLANEOUS

Section 7.01. Notices. (a) All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given on the earlier of delivery (which may be facsimile transmission), or on the third Business Day after being mailed by registered or certified mail, postage prepaid, addressed as follows:

If to the Authority at:	36 West State Street
PO Box 990
Trenton, New Jersey 08625
Attention: Chief Executive Officer

If to the Borrower at:	One South Jersey Plaza
Folsom, New Jersey 08037
Attn: Steve Clark

If to the Trustee at:	The Bank of New York
385 Rifle Camp Road
West Paterson, New Jersey 07424
Attention: Corporate Trust Administration

If to the Insurer, at	Financial Guaranty Insurance Company
125 Park Avenue
New York, New York 10017
Attention: Risk Management

If to the Fiscal Agent, at:	U.S. Bank Trust National Association
100 Wall Street, 19th Floor
New York, New York 10005
Attention: Corporate Trust Department.

If to the Auction Agent, at:	The Bank of New York
100 Church Street, 8th Floor
New York, New York 10286
Telephone No.: 212-437-6166
Facsimile No.: 212-437-6123

If to the Market Agent or the Remarketing Agent at such address as shall be designated by such party; and if to the Agent Bank or an Agent obligor on an Alternate Liquidity Facility, at such address as shall be designated by it in writing to the Authority, the Borrower, the Trustee, the Remarketing Agent and the Insurer. A copy of each notice, certificate, request or other communication given hereunder to the Authority, the Borrower, the Trustee, the Remarketing Agent, the Insurer or the Agent Bank shall also be given to the others. Any of the foregoing parties may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent.

1011002.2

If to the Bondholders at the addresses appearing on the registry books maintained by the Authority under the Indenture.

(b) A duplicate copy of each notice, certificate or other communication given hereunder by either the Authority or the Borrower to the other shall also be given to the Trustee. The Authority, the Borrower and the Trustee may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

Section 7.02. Amendments. This Loan Agreement may be amended only by written instrument executed by the parties hereto and with the concurring written consent of the Trustee, the Insurer and the Bank under the Standby Purchase Agreement given in accordance with the provisions of the Indenture.

Section 7.03. Expenses and Fees. All expenses in connection with the preparation, execution, delivery, recording and filing of this Loan Agreement, and the other Lending Documents and in connection with the preparation, issuance and delivery of the Bonds, the Authority's fees, the fees and expenses of St. John & Wayne, L.L.C., the fees and expenses of the Trustee and the fees and expenses of Trustee's counsel shall be paid directly by the Borrower. The Borrower shall also pay throughout the term of the Bonds the Authority's fees and expenses and the Trustee's annual and special fees and expenses under the Indenture, the Loan Agreement and the other Lending Documents, including, but not limited to, reasonable attorney's fees and all costs of issuing, collecting payment on and redeeming the Bonds thereunder, and any costs and expenses of any Bondholder (or Beneficial Owner) in connection with any approval, consent or waiver under, or modification of, any such document.

Section 7.04 Concerning Successors and Assigns. All covenants, agreements, representations and warranties made herein, in the other Lending Documents and in the certificates delivered pursuant hereto and thereto shall survive the making of the Loan and the execution and delivery of the Medium Term Notes and shall continue in full force and effect so long as the Loan is Outstanding and unpaid. Whenever in this Loan Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements made by or on behalf of the Borrower which are contained in this Loan Agreement shall bind its successors and assigns and inure to the benefit of the successors and assigns of the Authority and the Trustee.

Section 7.05. Benefit of and Enforcement by Bondholders. The Authority and the Borrower agree that this Loan Agreement is executed in part to induce the purchase by others of the Bonds and for the further securing of the Bonds, and accordingly all covenants and agreements on the part of the Authority and the Borrower as to the amounts payable with respect to the Bonds hereunder are hereby declared to be for the benefit of the Holders from time to time of the Bonds and any Bank and may be enforced as provided in the Indenture on behalf of the Bondholders by the Trustee or by the Holders from time to time of the Bonds as provided in the Indenture.

1011002.2

Section 7.06. Prior Agreements Superseded. This Loan Agreement, together with all agreements executed by the parties concurrently herewith or in conjunction with the sale of the Bonds, shall, to the extent inconsistent therewith, completely and fully supersede all other prior understandings or agreements, both written and oral, between the Authority and the Borrower relating to the Loan and the Project.

Section 7.07. Execution of Counterparts. This Loan Agreement may be executed in several counterparts each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 7.08. Date of Loan Agreement for Identification Purposes Only; Effective Date. The date of this Loan Agreement shall be for identification purposes only and shall not be construed to imply that this Loan Agreement was executed on such date. This Loan Agreement shall become effective upon its delivery.

Section 7.09. Laws Governing Loan Agreement. This Loan Agreement shall be governed by and construed in accordance with the applicable laws of the State.

Section 7.10. Parties Interested Herein. (a) Nothing in this Loan Agreement expressed or implied is intended or shall be construed to confer upon, or to give to, any Person, other than the Authority, the Trustee, the Borrower, the Tender Agent, the Paying Agent, any Bank, the Insurer and the Holders of the Bonds, any right, remedy or claim under or by reason of this Loan Agreement or any covenant, condition or stipulation thereof. All the covenants, stipulations, promises and agreements herein contained by and on behalf of the Authority or the Borrower shall be for the sole and exclusive benefit of the Authority, the Trustee, the Borrower, the Tender Agent, the Paying Agent, the Insurer and the Holders of the Bonds.

(b) Upon the Expiration of the term of a Standby Purchase Agreement, references to any Bank or the Agent Bank herein shall be of no effect, except with respect to amounts payable to any Bank which have not been paid. If such amounts have not been paid, the Agent Bank shall be entitled to all notices hereunder. If an "Event of Default" shall have occurred under the Indenture due solely to failure by any Bank to honor its obligations pursuant to a Standby Purchase Agreement, so long as such failure continues any reference herein to "Bank" or the "Agent Bank" shall be suspended until such failure no longer continues and of no effect to the extent that the reference may be construed to include any such Bank. Upon the Expiration of the term of an Alternate Liquidity Facility, references to an Obligor on such Alternate Liquidity Facility or the Agent Obligor on such Alternate Liquidity Facility shall be of no effect, except with respect to amounts payable to any Obligor on such Alternate Liquidity Facility which have not been paid. If such amounts have not been paid, the Agent Obligor on such Alternate Liquidity facility shall be entitled to all notices hereunder. If an "Event of Default" shall have occurred under the Indenture due solely to failure by any Obligor on an Alternate Liquidity Facility to honor its obligations under such Alternate Liquidity Facility, so long as such failure continues any reference herein to "Obligor on an Alternate Liquidity Facility" or the "Agent Obligor on an Alternate Liquidity Facility" shall be suspended until such failure no longer continues and of no effect to the extent that the reference may be construed to include any such Obligor.

1011002.2

Section 7.11. Assignment of Lending Documents. The Borrower acknowledges that the Lending Documents including the Medium Term Notes, shall be assigned by the Authority to the Trustee as security for the Bonds pursuant to the terms of the Indenture. The Authority retains the right, jointly and severally with the Trustee, to specifically enforce its Reserved Rights.

The Borrower assents to such assignment and hereby agrees that, as to the Trustee, its obligation to make payments under the Lending Documents and the Medium Term Notes shall be absolute, and shall not be subject to any defense or any right of set-off, counterclaim or recoupment arising out of any breach by the Authority of any duty or obligation to the Borrower, whether hereunder or otherwise, or out of indebtedness or liability at any time owing to the Borrower by the Authority.

Section 7.12. Further Assurances and Corrective Instruments. The Authority and the Borrower agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as may reasonably be required for correcting any inadequate or incorrect description of the Project or for carrying out the intention of or facilitating the performance of this Loan Agreement in the manner provided in Article XII of the Indenture.

Section 7.13. No Recourse to Stockholders, Directors, Officers, etc. No recourse under or upon any obligation, covenant or agreement contained in this Loan Agreement, including any amendment hereto, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such or the Borrower or of any successor corporation, either directly or through the Borrower or any successor corporation under a rule of law, statute or constitution or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise; it being expressly agreed and understood that this Loan Agreement and any amendments thereto are solely corporate obligations, and that no personal liability whatever shall attach to, or be incurred by, such incorporators, stockholders, officers or directors, as such, of the Borrower or of any successor corporation or any of them, because of the incurring of the indebtedness represented by this Loan Agreement or under the Medium Term Notes or by reason of any of the obligations, covenants or agreements contained in this Loan Agreement, including any amendments hereto.

1011002.2

IN WITNESS WHEREOF, the Authority and the Borrower have caused this Loan Agreement to be executed in their names and attested by their duly authorized officers.

ATTEST:                            NEW JERSEY ECONOMIC
                  DEVELOPMENT AUTHORITY

 /s/ Gregory Ritz                                                                             By:   /s/ Teri Dunlop
Gregory Ritz                           Teri Dunlop
Assistant Secretary                          Director of Lending Services

1011002.2

                         SOUTH JERSEY GAS COMPANY

                          By:   /s/ David A. Kindlick
                                                          David A. Kindlick
                      Senior Vice President & Chief Financial Officer

1011002.2

EXHIBIT A

To provide a source of payment for the Bonds, South Jersey Gas Company (“SJG”) will issue a note under an Indenture of Trust dated as of October 1, 1998 (as supplemented, the “Note Indenture”) between SJG and The Bank of New York, as Note Trustee to The Bank of New York, as Trustee for the holders of the Bonds. The Note issued under the Note Indenture will be designated “Medium Term Note, Series C, 2006-1” (the “Notes”).

A series of first mortgage bonds designated as “South Jersey Gas Company First Mortgage Bonds, 10% Medium Term Notes, Series C” (the “Pledged Bonds”) was issued under the First Mortgage dated October 1, 1947 (as supplemented and amended, including by that certain 24th Supplemental Indenture dated as of September 1, 2005 from SJG to The Bank of New York, as Mortgage Trustee, the “Mortgage Indenture”). Until the Substitution Date, which is described herein below, the Notes will be secured by the Pledged Bonds issued to the Note Trustee in an aggregate principal amount equal to the principal amount of the Notes. The Pledged Bonds will be deemed to bear interest corresponding to the required payment of interest on the Notes. The Pledged Bonds constitute a separate series of SJG’s first mortgage bonds, all of which are secured by a lien on substantially all of the property owned by SJG (the “First Mortgage Bonds”).

The Substitution Date will occur upon the retirement of First Mortgage Bonds of each of the Seventeenth and the Nineteenth Series, on which date the Pledged Bonds shall be delivered to the Company for cancellation. As a result, on the Substitution Date, the Pledged Bonds will cease to secure the Notes, and, at the Company’s option, the Notes either will become the Company’s unsecured general obligations or will be secured by first mortgage bonds (the “Substituted First Mortgage Bonds”) issued under a new mortgage indenture (the “Substituted Mortgage”). If a Substituted Mortgage is delivered pursuant to the Note Indenture, “Mortgage Indenture” shall mean such Substituted Mortgage and “Pledged Bonds” shall mean Pledged Substituted Mortgage Bonds delivered pursuant to the Note Indenture.

                                                             A-1
1011002.2

EXHIBIT B

The Bank of New York
385 Rifle Camp Road
West Paterson, New Jersey
Attention: Corporate Trust Administration

BORROWER'S COMPLETION CERTIFICATE

Pursuant to Section 3.04 of the Loan Agreement by and between the New Jersey Economic Development Authority and South Jersey Gas Company (the "Borrower") dated as of April 1, 2006 (the "Loan Agreement"), the undersigned, an Authorized Representative of the Borrower (all undefined terms used herein shall have the same meaning ascribed to them in the Loan Agreement), as of the date hereof, certifies that:

(i)	the Project Facilities were completed in all material respects as of _________________________, 20__;

(ii)
the cost of all labor, services, materials and supplies used in the Project have been paid, or will be paid from amounts retained by The Bank of New York, the Trustee, at the Borrower's direction for any cost of the Project not now due and payable or, if due and payable, not presently paid, except for any costs which the Borrower is contesting in good faith;

(iii)
the facilities necessary for the completion of the Project have been installed to the Borrower's satisfaction; such Project Facilities so installed are suitable and sufficient for the operation of the Project for the intended purposes and all costs and expenses, if any, incurred in the acquisition and installation of such Project Facilities have been paid, or will be paid from amounts retained by the Trustee at the Borrower's direction or from monies supplied by the Borrower for any cost of the Project not now due and payable or, if due and payable, not presently paid, except for any costs which the Borrower is contesting in good faith;

(iv)	the Project is being operated as an authorized "project" under the Act and substantially as proposed in the Application of South Jersey Gas Company;

(v)
in the event the Project included construction (a) the Borrower has reviewed the Contractor's Completion Certificate and the Borrower (without having made any independent investigation) has no knowledge or information that the representations contained therein are false or misleading and (b) the Borrower required in all Construction Contracts that wages paid to workers employed in the performance of Construction Contracts be paid at a rate not less than the Prevailing Wage Rate.

1011002.2                                                B-1

I acknowledge that any amount hereafter remaining in the Construction Fund (except amounts therein sufficient to cover costs of the Project not now due and payable or not presently paid and except for interest or other income earned from the investment of the moneys held in the Construction Fund, if any) shall be transferred into the Optional Redemption Subaccount in the Bond Fund and shall be used to redeem the Bonds on the next succeeding redemption date on which Bonds can be redeemed without penalty or premium. Amounts transferred to and held in the Optional Redemption Subaccount in the Bond Fund shall not be invested at a yield materially higher than the yield on the Bonds.

This certificate is given without prejudice to any rights against third parties which exist on the date hereof or which may subsequently come into being.

                SOUTH JERSEY GAS COMPANY

                By:____________________________________________

            Authorized Representative of the Borrower

Dated: _______________, 20__

                                                              B-2
1011002.2

EXHIBIT C

TO: The Bank of New York
385 Rifle Camp Road
West Paterson, New Jersey
Attention: Sharon Jaffe-Goser

REQUISITION NO. ____

The undersigned, an Authorized Representative of South Jersey Gas Company, pursuant to the Loan Agreement by and between South Jersey Gas Company (the "Borrower") and the New Jersey Economic Development Authority, dated as of April 1, 2006 (the "Loan Agreement") makes the following requisition for payment from the Construction Fund established pursuant to the Loan Agreement entered into with regard to the South Jersey Gas Company Project.

Payment to:

Amount:  $

Reason for Payment:

Such amount is based on an obligation properly incurred pursuant to the provisions of the Loan Agreement, is a Proper Charge against said Construction Fund, is unpaid or unreimbursed from the Construction Fund and has not been the basis of any previous withdrawal. The amount requested, to the extent it represents work performed or supervised by officers or employees of the Borrower, does not exceed the actual cost to the Borrower of any cost or expense incurred by reason of work performed or supervised by officers or employees of the Borrower or any of its affiliates. No Event of Default has occurred and is continuing under any provision of the Loan Agreement.

I further certify that no written notice of any lien, right to lien, attachment upon or claim, affecting the right to receive payment of, any of the monies payable under this requisition has been received, or if any notice of any such lien, attachment or claim has been received, such lien, attachment or claim has been released or discharged or will be released or discharged upon payment of this requisition.

IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of ____________, 200_.

                SOUTH JERSEY GAS COMPANY

                By:______________________________________________
                Authorized Representative of the Borrower

                                                              C-1
1011002.2

EXHIBIT D

ADDENDUM TO CONSTRUCTION CONTRACT

Every construction contract must require that:

1.
Ten percent of each disbursement for the construction of the project will be retained by the project owner/applicant, agent or trustee until the Authority's Office of Affirmative Action gives written notice that the amount may be released.

2.	The contractor will not discriminate against any employee or applicant for employment because of age, race, creed, color, national origin, ancestry, marital status, sex or religion.

3.	The contractor must make every effort to employ minority workers and female workers at a level consistent with applicable hiring goals.

4.	The contractor must submit employment reports on a weekly basis and Project Manning reports on a monthly basis to the Authority.

5.	The contractor must submit such certificates to the Authority as are required by the Application for Financial Assistance.

6.
The contractor shall comply with any regulations promulgated by the New Jersey Department of Labor pursuant to P.L. 1963, c. 150 as amended and supplemented from time to time requiring the payment of prevailing wages.

7.	The contractor shall ascertain from the New Jersey Department of Labor the prevailing wage rate in the locality in which the Project is located for each craft or trade needed to complete the Project.

                                                              D-1
1011002.2

EXHIBIT E

NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY

AFFIRMATIVE ACTION CERTIFICATE

                                  NJEDA PROJECT NUMBER

PROJECT OWNER/APPLICANT NAME

PROJECT LOCATION (include Street, City and County)

NOTE:
Upon completion, this certificate must be mailed to: Affirmative Action Officer, New Jersey Economic Development Authority, Gateway One, Suite 2403, Newark, New Jersey 07102. If there are any questions, contact the Affirmative Action Officer at 973-648-4130.

CERTIFICATE SUBMITTED BY (Check One)
☐ General Contractor                               ☐ Engineer
☐ Subcontractor                                       ☐ Architect
☐ Construction Manager                        ☐ Professional Planner

I/We, the undersigned engaged in the construction of the above named project certify that:

1.	The full name and business address of the undersigned is:

NAME

ADDRESS                                                 PO BOX

CITY	COUNTY
STATE	ZIP CODE

TELEPHONE                        FAX                        E-MAIL ADDRESS
Area Code ( )	Area Code ( )

AFFIRMATIVE ACTION CONTACT PERSON w/your company (NOT NJEDA)

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1011002.2

Affirmative Action Certificate                                                    Page 2 of 3

2.	Has the aforementioned party been denied a business-related license or had it suspended or revoked by any administrative, governmental or regulatory agency?

☐ Yes  ☐ No

3.	Is the aforementioned debarred, suspended or disqualified from contracting with any federal, state or municipal agency?

☐ Yes  ☐ No

4.
I/We are fully familiar with the provisions of the Prevailing Wage Regulations of the New Jersey Economic Development Authority, N.J.A.C. 19:30-4.1, and the applicable prevailing wage rates established by the New Jersey Commissioner of Labor, and the sanctions for failure to pay the prevailing wage provided in N.J.S.A. 34:11-56.35 - 34:11-56.40.

☐ Yes  ☐ No

5.
I/We have received a copy of the Affirmative Action Regulations of the New Jersey Economic Development Authority, revised August 8, 1990. I/We have agreed as part of the construction contract to comply with the provisions of the Affirmative Action Regulations, to meet the minority employment goals, and to submit to the Authority weekly payroll reports showing the name, race, sex, craft or trade, gender, Social Security Number and all deductions made from wages earned. I/We will also provide the Monthly Project Manning Report within seven (7) days of the end of each month.

☐ Yes  ☐ No

6.
I/We have agreed as part of the contract to pay to workers employed in the construction of the project wages at a rate not less than the prevailing wage rate established by the Commissioner of Labor for the Locality in which the project is located.

☐ Yes  ☐ No

7.
I/We require each subcontractor as part of the contract to agree to pay to workers employed in the construction of the project at a rate not less than the prevailing wage rate as determined by the Commissioner of Labor and to comply with the Authority's Affirmative Action Regulations.

☐ Yes  ☐ No

8.
I/We are aware that I/we will be required to provide copies of weekly payroll records and minority hiring reports for all workers employed in the construction of the project including workers employed by subcontractors. Also, the Monthly Project Manning Reports will be submitted within seven (7) days of the end of each month.

☐ Yes  ☐ No

9.	I/We require each of my/our subcontractors and lower-tier subcontractors to complete and execute a Subcontractor's Certificate before entering into any contracts with the subcontractor.

☐ Yes  ☐ No

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1011002.2

Affirmative Action Certificate                   Page 3 of 3

10.
I/We agree in consideration of any amount paid by the Project/Owner under the construction contract and in consideration of the approval of the Affirmative Action Officer of any construction advance, that the Authority in its own name or in the name of the Project/Owner may take action, in law or in equity, to enforce the provisions of the construction contract regarding compliance with the Affirmative Action Regulations.

☐ Yes  ☐ No

11.
I/We will provide to the Authority, or its designated representative, complete access to all payroll records and other records necessary to purposes of determining compliance with the Authority's Affirmative Action Regulations.

☐ Yes  ☐ No

12.
I/We will keep accurate records identifying the name, address, Social Security Number, race, sex, craft or trade, number of hours worked in each craft or trade, hourly wage rate, gross earnings paid and all deductions made from wages earned to each worker employed by me/us in connection with the performance of the Construction Contract and will preserve such records for two years from the date of completion of the project.

☐ Yes  ☐ No

13.	The approximate date for the start of construction is/was:

MONTH _________________________ DAY ____________ YEAR______________

14.
"This Contract is subject to the requirement of the Affirmative Action Regulations N.J.A.C. 19:30-3.1 of the New Jersey Economic Development Authority revised August 8, 1990. The Subcontractor agrees to make every effort to meet the applicable employment goals and to comply with all applicable provisions of the Affirmative Action Regulation N.J.A.C. 19:30-3.1, as amended and supplemented from time to time, including the submission of the employment reports to the Authority. This contract is subject to N.J.A.C. 19:30-4.1 et. seq. The construction of the work shall be paid at a rate not less than the prevailing wage rate established by the New Jersey Commissioner of Labor pursuant to N.J.S.A. 34:11-56:30. The Subcontractor shall keep accurate records showing the name, race, sex, craft or trade, and actual hourly rate of wages paid to each worker employed in connection with construction of the work and to preserve such records for two (2) years from completion of the Work."

SIGNATURE
NAME (Please Print)
TITLE
DATE

(Rev.2/98)

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1011002.2

EXHIBIT F

NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY
COMPLETION CERTIFICATE
NJEDA PROJECT NUMBER

PROJECT OWNER/APPLICANT NAME

PROJECT LOCATION (include Street, City and County)

Completion Certificate to be completed by Subcontractor, Construction Manager, General Contractor AND Project Owner/Applicant and forwarded to:
                       NJ Economic Development Authority
ATTN: Affirmative Action
Gateway One - Suite 2403
Newark, NJ 07102.

I/We the undersigned ☐ Subcontractor ☐ Construction Manager ☐ General Contractor, certify to the New Jersey Economic Development Authority and the Project Owner/Applicant as follows:

1.	Construction of the above project is substantially complete.
2.
All workers employed in construction of the Project have been paid at a rate not less than the Prevailing Wage rate. In making this certification I have relied on payroll records submitted by subcontractors and lower-tier contractors.

3.
We have met the minority availability required percentage goals established by the Authority's Affirmative Action Regulations (N.J.A.C. 19:30-3.1 et seq.). We have submitted all reports and certificates required by the Authority

DATE___________________
  Signature of Authorized Representative for Subcontractor

                                                                                                                                                                        Print Name & Title

    Print OR Type Company Name of Subcontractor

                                                                                            Street Address OR PO Box of Subcontractor

                                                                                                                               City, State and Zip Code of Subcontractor

DATE___________________
                                                                               Signature of Authorized Representative for (check one)
 ☐ Construction Manager      ☐ General Contractor

                                                                                                                                                                          Print Name & Title

                                                                                                                            Print or Type Company Name of (check one)
 ☐ Construction Manager     ☐ General Contractor

   Street Address or PO Box of (check one)
 ☐ Construction Manager     ☐ General Contractor

      City, State and Zip Code of (check one)
 ☐ Construction Manager      ☐ General Contractor

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1011002.2

Completion Certificate                    Page 2

I/We, the undersigned authorized representative of the Project Owner/Applicant, certify as follows:

1.	I/We have reviewed the attached Completion Certificate of the Contractor.
2.	I/We have no knowledge or information which would cause me/us to believe that any facts, information or representations made herein are false or misleading.

DATE_______________
                                                                      Signature of Authorized Representative for Project Owner/Applicant

                                                                                                                                                                                     Print Name & Title

                                                                                                    Print OR Type Project Owner/Applicant Name

                                                                             Street Address OR PO Box of Project Owner/Applicant

                                                                                                                         City, State and Zip Code of Project Owner/Applicant

DO NOT WRITE BELOW THIS LINE - FOR NJEDA USE ONLY

DATE INFO RECEIVED		REQUEST OUTSTANDING		RELEASE AUTHORIZED
Certificate	CPRs	Certificate	CPRs	By	Date

Please Note: Outstanding information requested on ____________________________ has not been received

Special Considerations:

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1011002.2